UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LIGAND PHARMACEUTICALS INCORPORATED

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December 22, 2005
Dear Stockholder:
     You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Tuesday, January 31, 2006 at 9:00 a.m. local time at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037.
     Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.
     Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope or, if you prefer, you may vote by telephone or on the internet. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.
     We look forward to seeing you at the annual meeting.

/s/ David E. Robinson
David E. Robinson
Chairman, President and Chief Executive Officer

San Diego, California
YOUR VOTE IS IMPORTANT
     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by internet or telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JANUARY 31, 2006
Dear Stockholder:
     The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) will be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037 on January 31, 2006 at 9:00 a.m., for the following purposes:
1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: David E. Robinson, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, John W. Kozarich, Daniel S. Loeb, Carl C. Peck, Jeffrey R. Perry, Brigette Roberts and Michael A. Rocca.
2. To approve an amendment to the Company’s 2002 Stock Incentive Plan, to increase the number of shares of the Company’s common stock authorized for issuance by 750,000 shares, from 8,325,529 to 9,075,529 shares.
3. To ratify the selection of BDO Seidman, LLP as independent registered accounting firm for the fiscal year ending December 31, 2005.
4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
     Stockholders of record at the close of business on December 15, 2005 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy in the envelope provided or, if you prefer, you may vote by telephone or on the internet. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors
/s/ Warner R. Broaddus
Warner R. Broaddus
Vice President, General Counsel & Secretary

San Diego, California
December 22, 2005

LIGAND PHARMACEUTICALS INCORPORATED
10275 Science Center Drive
San Diego, California 92121
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JANUARY 31, 2006
     On behalf of the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated, (the “Company”), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on January 31, 2006. The annual meeting will be held at 9:00 a.m. at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037. Stockholders of record on December 15, 2005 are entitled to notice of and to vote at the annual meeting. This proxy statement and accompanying proxy materials will be first mailed to stockholders on or about December 22, 2005.
What is the purpose of the annual meeting?
     At our annual meeting, stockholders will act on the items outlined in the Notice of Meeting that is attached to this proxy statement. These include the election of directors, amending our Stock Incentive Plan to increase the authorized share reserve and ratifying the appointment of our independent registered public accounting firm. In addition, following the formal part of the meeting, management will report on the performance of the Company and will respond to questions from our stockholders. An annual report for the year ended December 31, 2004, is enclosed with this proxy statement.
Who can vote at the meeting?
     Only stockholders of record as of the close of business on the record date, December 15, 2005, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were 74,131,283 shares of common stock outstanding and only shares of one class of common stock outstanding.
     All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as “present” when determining whether there is a quorum to transact business. Abstentions will be counted as votes on the proposals discussed in this proxy statement and will have the same effect as “no” votes. However, broker non-votes will not be counted as votes on any of the proposals.
How do I vote?
     By Proxy Card
     If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.
     All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the two other proposals specified in the attached Notice of the Meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting.

     You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices, 10275 Science Center Drive, San Diego, California 92121. You may also revoke your proxy by attending the annual meeting and voting in person.
     By Telephone or Internet
     You may choose instead to vote by telephone or on the Internet. To vote by telephone or Internet, please follow the instructions on the proxy materials enclosed with this proxy statement.
ITEMS TO BE VOTED ON AT THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The persons named below have been nominated by management to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. Each person nominated for election has agreed to serve if elected. The proxies received by the proxyholders will be voted for the nominees named below. The 11 candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders will exercise discretionary authority to vote for substitutes, subject to the Stockholders Agreement described below.
     Messrs. Loeb and Perry and Dr. Roberts (the “Third Point Designees”) were initially elected to the board of directors on December 8, 2005 pursuant to a Stockholders Agreement the Company entered into on December 2, 2005 with Third Point LLC and its affiliated entities. In addition, the Stockholders Agreement provides that the Third Point Designees will be nominated and recommended for election to the board of directors at this January 2006 meeting and that proxies would be solicited in their favor in connection with such nomination and recommendation.
Nominees

		Year First
Name	Offices Held	Elected Director	Age*

David E. Robinson	Chairman, President, Chief Executive Officer and Director	1991	57

Henry F. Blissenbach (A) (C) (N)	Director	1995	63

Alexander D. Cross, Ph.D. (A)	Director	1991	73

John Groom (C) (N)	Director	1995	67

Irving S. Johnson, Ph.D. (S)	Director	1989	80

John W. Kozarich, Ph.D. (S)	Director	2003	56

Daniel S. Loeb	Director	2005	43

Carl C. Peck, M.D. (S)	Director	1997	63

Jeffrey R. Perry	Director	2005	45

Brigette Roberts, M.D.	Director	2005	30

Michael A. Rocca (A)	Director	1999	61

*as of December 15, 2005
(A)	Member of the Audit Committee

(C)	Member of the Compensation Committee

(N)	Member of the Nominating Committee

(S)	Member of the Science and Technology Committee

Business Experience of Director-Nominees
     David E. Robinson has served as President, Chief Executive Officer and a Director since 1991. Since May 1996, Mr. Robinson has also served as Chairman of the Board. Mr. Robinson was Chief Operating Officer at Erbamont, a pharmaceutical company from 1987 to 1990. From 1984 to 1987 Mr. Robinson was President of Adria Laboratories, Erbamont’s North American subsidiary. Before joining Erbamont he was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson received his B.A. in political science and history from MacQuaire University, Australia and his M.B.A. from the University of New South Wales, Australia. Mr. Robinson is a Director of BIOCOM San Diego, the Biotechnology Industry Organization and a private company.
     Henry F. Blissenbach has served as a Director since May 1995 and currently serves as chair of the Board’s Compensation Committee and is a member of the Audit and Nominating Committees. Dr. Blissenbach is currently President and Chief Executive Officer of Bioscrip, Inc., a publicly-held specialty drug distribution and pharmacy benefit management company (“Bioscrip”), a position he has held since March 2005. Mr. Blissenbach previously served as Chairman and Chief Executive Officer and President and Chief Operating Officer of Chronimed, Inc. which he joined in May 1997. Previously, Dr. Blissenbach served as President of Diversified Pharmaceutical Services, a division of United Health Care, from 1992 to 1997 (now GlaxoSmithKline). He earned his Doctor of Pharmacy (Pharm.D.) degree at the University of Minnesota, College of Pharmacy. He has held an academic appointment in the College of Pharmacy, University of Minnesota, since 1981. Dr. Blissenbach currently serves also as a director of a private company.
     Alexander D. Cross, Ph.D. has served as a Director of Company since March 1991 and currently serves as a member of the Board’s Audit Committee. Dr. Cross has been an independent consultant in the fields of pharmaceuticals and biotechnology since January 1986. Dr. Cross served as President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross is a director of Nastech Pharmaceuticals, a publicly-owned company and two private companies. Dr. Cross received his B.Sc., Ph.D. and D.Sc. degrees from the University of Nottingham, England, and is a Fellow of the Royal Society of Chemistry.
     John Groom has served as a Director since May 1995 and currently serves as chair of the Board’s Nominating Committee and is a member of the Compensation Committee. In 2001, Mr. Groom retired as President and Chief Operating Officer of Elan Corporation, plc (“Elan”) having served in that capacity since January 1997. Previously, he was President, Chief Executive Officer and a Director of Athena Neurosciences, Inc. from 1987 until its acquisition by Elan in July 1996. From 1960 until 1985, Mr. Groom was employed by Smith Kline & French Laboratories (“SK&F”), a division of SmithKline Beckman (now GlaxoSmithKline). He held a number of positions at SK&F including President of SK&F International, Vice President, Europe, and Managing Director, United Kingdom. Mr. Groom currently also serves on the Board of Directors of Amarin Corporation, plc, a public comapny and is also a director of a private company. Mr. Groom is a Fellow of the Association of Certified Accountants (UK).
     Irving S. Johnson, Ph.D. has served as a Director since March 1989 and served as a member of the Board’s Compensation and Nominating Committees until March 2005. He currently serves as a member of the Board’s Science and Technology Committee and on the Scientific Advisory Board of the Company. Dr. Johnson has been an independent consultant in biomedical research to, and has served as director of, a number of companies since 1989 including service on a number of board committees, including audit. Dr. Johnson has also advised both small and multinational pharmaceutical companies, government and government organizations, institutes and venture capital groups. From 1953 until his retirement in November 1988, Dr. Johnson held various positions with Eli Lilly & Company, a pharmaceutical company, most recently as Vice President of Research from 1973 until 1988. Dr. Johnson holds a Ph.D. in developmental biology from the University of Kansas and a B.S. in chemistry from Washburn Municipal University.
     John W. Kozarich, Ph.D. has served as a Director since March 2003 and currently serves as a member of the Board’s Science and Technology Committee. Dr. Kozarich is President, and Chief Research & Development Officer and a Director of ActivX Biosciences, which he joined in January of 2001. ActivX is a privately held biotechnology company in La Jolla, California. From 1992 to 2001 Dr. Kozarich was vice president at Merck Research

Laboratories, where he was responsible for a number of research programs. Dr. Kozarich is also a biotechnology professor at the Scripps Research Institute, and previously held faculty positions at the University of Maryland and Yale University School of Medicine. Dr. Kozarich earned his B.S. in chemistry from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH postdoctoral fellow at Harvard.
     Daniel S. Loeb has served as a director since December 2005. Mr. Loeb is Founder and CEO of Third Point LLC, an investment management firm founded in 1995. Third Point invests both long and short in securities involved in event driven and special situations. In 1994, prior to founding Third Point, Mr. Loeb was Vice President of High Yield sales at Citigroup, and from 1991 to 1993, he was Senior Vice President in the distressed debt department at Jefferies & Co. Mr. Loeb began his career as an Associate in private equity at Warburg Pincus in 1984. Mr. Loeb is also Chairman of the Board of American Restaurant Group and Director of Fulcrum Pharmaceuticals. Mr. Loeb graduated with an A.B. in Economics from Columbia University.
     Carl C. Peck, M.D. has served as a Director since May 1997 and currently serves as chair of the Board’s Science and Technology Committee. Dr. Peck has been Professor of Pharmacology and Medicine and Director of the Center for Drug Development Science at Georgetown University Medical Center since September 1994. Dr. Peck was Boerhaave Professor of Clinical Drug Research at Leiden University from November 1993 to July 1995. From October 1987 to November 1993, Dr. Peck was Director, Center for Drug Evaluation and Research of the FDA. He held a number of academic positions prior to October 1987, including Professor of Medicine and Pharmacology, Uniformed Services University, from 1982 to October 1987. Dr. Peck holds an M.D. and a B.S., both from the University of Kansas, as well as an honorary doctorate from the University of Uppsala. Dr. Peck is a director of two private companies.
     Jeffrey R. Perry has served as a director since December 2005. Mr. Perry is Senior Advisor of Third Point LLC. From September 2003 to January 2005, Mr. Perry was a partner at Kynikos Associates, Ltd. From 2001 to 2003, Mr. Perry was a senior portfolio manager at SAC Capital Advisors. From 1993 to 2001, Mr. Perry was a general partner and co-Director of Research at Zweig-DiMenna Associates, a large New York-based hedge fund. In all, Mr. Perry has been employed in the money management business for 23 years, the last 17 at senior levels at major hedge funds. He graduated Magna Cum Laude from Georgetown University with a B.A. in American Studies.
     Brigette Roberts, M.D. has served as a director since December 2005. Dr. Roberts currently covers healthcare investments for Third Point LLC. Prior to joining Third Point in January 2005, she ran a healthcare portfolio at DKR Capital from 2003 to 2004 and previously worked as an associate healthcare analyst at Sturza’s Medical Research in 2002 and Thomas Weisel Partners in 2001. Dr. Roberts graduated from Harvard University with a B.A. in Physics and Chemistry. She then attended NYU Medical School, where she graduated with an M.D. and completed one year of general surgical residency.
     Michael A. Rocca has served as a Director since April 1999 and currently serves as chair of the Board’s Audit Committee. Mr. Rocca was an independent financial consultant from 2000 to 2004 when he retired. Previously he was Senior Vice President and Chief Financial Officer of Mallinckrodt, Inc., a global manufacturer and marketer of specialty medical products, a position he held from April 1994 to October 2000. From 1966 until 1994, Mr. Rocca was employed by Honeywell, Inc., a control technology company. He held a number of positions at Honeywell which included Vice President and Treasurer, Vice President of Finance, Europe, and Vice President and Controller International. Mr. Rocca currently serves on the board of directors of Lawson Software Inc., and St. Jude Medical, Inc., both public companies. Mr. Rocca earned his BBA in accounting from the University of Iowa.
Director Independence
     The Board has determined that, with the exception of Mr. Robinson, Mr. Loeb, Mr. Perry and Dr. Roberts each of the Board members is an independent director under the Nasdaq listing standards. Please see “Certain Relationships and Related Transactions” below for a description of the Stockholders Agreement under which the Company agreed to reimburse Third Point LLC and certain Third Point affiliated entities for actual out-of-pocket costs up to $475,000. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.

Board Meetings and Committees
     The Board of Directors of the Company held five meetings and two telephonic meetings and acted by unanimous written consent once during the fiscal year ended December 31, 2004. During such year, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which such director served which were held during the periods in which he served. The Company does not have a policy regarding attendance of the directors at the annual meeting. One director, Mr. Robinson, Chairman of the Board, attended the previous annual meeting.
     The Board has an Audit Committee, a Nominating Committee, a Compensation Committee and a Science and Technology Committee. Each committee is described below. The Board has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
     The Audit Committee was established in March 1992 and is primarily responsible for overseeing the Corporation’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. This Committee currently consists of Dr. Cross and Messrs. Blissenbach and Rocca, each of whom is independent as defined under Rule 4350 of the Nasdaq listing standards. The Audit Committee held seven meetings and five telephonic meetings during 2004. The Audit Committee is governed by a written charter approved by the Board of Directors, which was last amended in May 2004 and is attached as Appendix A. After reviewing the qualifications of all current Committee members and any relationship they may have that might affect their independence from the Company, the Board has determined that (i) all current Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Committee members are “independent” as that concept is defined under the NASDAQ National Market listing standards, (iii) all current Committee members have the ability to read and understand financial statements and (iv) Michael A. Rocca qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of Mr. Rocca’s level of knowledge and experience based on a number of factors, including his formal education and experience, for example as a chief financial officer of a public company.
     The Nominating Committee was established in December 2001 and is responsible for identifying and recommending candidates for director of the Company. The Committee is governed by a written charter which was adopted in 2003 and attached to the Company’s proxy statement for the 2004 annual meeting as Appendix B. In addition, a free copy of the Nominating Committee charter may be requested by writing to: Investor Relations, Ligand Pharmaceuticals Incorporated, 10275 Science Center Drive, San Diego, CA 92121. The Committee is chaired by Mr. Groom and its current members are Messrs. Blissenbach and Groom. Each member is an independent director under Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating Committee held two meetings during 2004.
     The Nominating Committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The Committee received no 5% stockholder nominations for this annual meeting. The Committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The Committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of the Board expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties and the Committee considers all such candidates in the same manner, regardless of source. Under its charter the Committee may retain a paid search firm to identify and recommend candidates but has not done so to date.
     The Compensation Committee was established in March 1992 and reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. This committee is chaired by Mr. Blissenbach and currently consists of Messrs. Blissenbach and Groom. Each member is an independent director under Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee held five meetings and one telephonic meeting and acted by unanimous written consent once during 2004.

     The Science & Technology Committee of the Board was established in March 2005 to review the Company’s overall research and development strategy, research and development projects, and to advise the Board and the President and Chief Executive Officer of the Company regarding future research and development efforts. The Committee is chaired by Dr. Peck and currently consists of Drs. Peck, Johnson and Kozarich.
Communicating with the Board of Directors
     Stockholders may communicate with the Board or individual directors by mail, in care of the Secretary, at the Company’s principal offices. Letters are distributed to the Board, or to any individual director or directors as appropriate, depending on the contents of the letter. However, items that are unrelated to the duties and responsibilities of the Board will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.
Director Compensation
     Non-employee Board members are paid fees for their Board service and are reimbursed for expenses incurred in connection with such service. Each director receives an annual fee of $10,000, plus $2,500 per day for each Board meeting attended, $1,000 per day for each committee meeting attended on non-Board meeting dates and $500 per day for each Board or committee meeting in which he participates by telephone. In addition, the Audit Committee Chairman receives an annual fee of $15,000 and the Compensation Committee Chairman receives an annual fee of $2,500. Under a commitment with Dr. Johnson, the Company also pays him $4,000 for each day of service as a member of the Scientific Advisory Board or as a consultant to the Company. The Company also reimburses Dr. Johnson for all reasonable and necessary travel and other incidental expense incurred in connection with such duties.
     Non-employee Board members are also eligible to participate in the Automatic Option Grant Program in effect under the 2002 Stock Incentive Plan. At the 2004 annual meeting of stockholders, each of Messrs. Blissenbach, Groom and Rocca and Drs. Cross, Johnson, Kozarich and Peck were granted automatically an option to purchase 10,000 shares of common stock with an exercise price of $17.16 per share, the fair market value per share of common stock on the date of their re-election as a non-employee Board member. At their election to the Board on December 8, 2005, Messrs. Loeb and Perry and Dr. Roberts each were granted automatically an option to purchase 20,000 shares of common stock with an exercise price of $11.35 per share, the fair market value on that date.
     Each of the options granted under the Automatic Option Grant Program becomes exercisable for all the option shares upon completion of one year of Board service. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. Each non-employee Board member re-elected at this annual meeting will receive an option for 10,000 shares of common stock under the Automatic Option Grant Program of the 2002 Stock Incentive Plan, with the exception of Messrs. Loeb and Perry and Dr. Roberts, none of whom will have served on the Board for six months as of the date of this annual meeting. For further information concerning such automatic option grants to directors, please see “Proposal 2, Amendment of the 2002 Stock Incentive Plan—Automatic Option Grant Program” below.
     Non-employee directors continuing in office on January 1, 2005 were permitted to elect to apply all or a portion of their 2005 cash fees to the acquisition of a special discounted stock option under the Director Fee Option Grant Program of the 2002 Stock Incentive Plan. On January 3, 2005, in connection with such election the directors listed below were each granted an option for the number of shares shown. The numbers include each director’s option grants under this program for 2005.

2005 Director Fee Option Grants

Option
Name	Shares

Henry F. Blissenbach	2,009

Alexander D. Cross, Ph.D	1,841

John Groom	3,683

Irving S. Johnson, Ph.D	1,841

John W. Kozarich, Ph.D	3,683

Carl C. Peck, M.D	1,841
     Each option has an exercise price of $3.733 per share, one-third of the fair market value per share of common stock on the grant date, which was $11.20. Accordingly, the fair market value of those shares less the aggregate exercise price was equal to the cash fees for 2005 that such Board member elected to apply to the grant. Each option becomes exercisable in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of Board service during the 2005 calendar year. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination three years following the optionee’s cessation of Board service.
     The Director Fee Option Grant Program (the “Program”) is implemented under the 2002 Stock Incentive Plan for each calendar year until otherwise determined by the Compensation Committee. In December 2005, the Compensation Committee suspended the Program for calendar year 2006 due to requirements of state blue sky laws. The Program may resume upon compliance with applicable laws and approval of the Compensation Committee.
     The options granted in 2005 under the Program are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “Code”). Each such option that is outstanding on December 31, 2005 will be amended to provide that such option will be either a) exercised on or before March 15, 2006 or b) automatically exercised upon the first to occur of (1) the director’s death or disability, (2) the director’s separation from service with the Company, within the meaning of Section 409A of the Code, (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, or (4) January 2, 2015. All other terms of such options will remain the same.
     Under the Program, each non-employee Board member may elect, prior to the start of each calendar year, to apply all or any portion of the annual fees otherwise payable in cash for his or her period of service on the Board for that year to the acquisition of a special discounted option grant. The option grant is a non-statutory option under the federal tax laws and is automatically made on the first trading day in January in the calendar year for which the director fee election is in effect. The option has a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option is determined by dividing the amount of the annual fees applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the annual fees applied to the acquisition of the option. The dollar amount of the fee subject to the Board member’s election each year is equal to his or her annual retainer fee, plus the number of regularly-scheduled Board meetings for that year multiplied by the per Board meeting fee in effect for such year. Under the 2002 Stock Incentive Plan, the current annual dollar amount of the fee that can be applied is $27,500 for each non-employee director, plus $15,000 for the Audit Committee chair or $2,500 for the Compensation Committee chair.
     The Board has approved an amendment to the 2002 Stock Incentive Plan to bring the Program into compliance with Section 409A of the Code. Such amendment will provide that the options granted pursuant to the Program in the future will be automatically exercised upon the first to occur of (1) the director’s death or disability, (2) the director’s separation from service with the Company, within the meaning of Section 409A of the Code, (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, or (4) the tenth anniversary of the date of grant. All other terms of the Program will remain in effect. Such amendment will be effective on the date the Program is reinstated by the Compensation Committee. Non-employee Board members will elect, prior to December 31, 2005, whether to participate in the Program during 2006 in the event the Program is reinstated during 2006.
     The Board has also authorized the Company’s management to prepare an amendment to the 2002 Plan to permit shares of the Company’s common stock to be issued pursuant to the Stock Issuance Program under the 2002 Plan in consideration of Board fees to be paid by the Company or any parent or subsidiary to directors in a calendar year.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2
AMENDMENT OF THE 2002 STOCK INCENTIVE PLAN
     You are being asked to approve an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan” or the “2002 Plan”) that will increase the number of shares issuable under the 2002 Plan by an additional 750,000 shares.
     The share increase will ensure that the Company will have a sufficient reserve of common stock to provide a comprehensive equity incentive program for the Company’s officers, employees and non-employee Board members to encourage these individuals to remain in the Company’s service and to more closely align their interests with those of the stockholders. The number of shares for which options will be granted to each newly hired or continuing employee will be based on both competitive market conditions and individual performance. As of December 15, 2005, approximately 4,300 shares remained available for future option grant or direct issuance. The additional 750,000 shares will be needed to permit the Company to operate its business as planned, including hiring and retaining employees.
     The following is a summary of the principal features of the 2002 Plan. The summary, however, is not a complete description of all the provisions of the 2002 Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company’s principal executive offices in San Diego, California.
Plan Structure
     The 2002 Plan contains four separate equity programs:
•	the Discretionary Option Grant Program,

•	the Automatic Option Grant Program,

•	the Stock Issuance Program, and

•	the Director Fee Option Grant Program.
The principal features of these programs are described below. The 2002 Plan is administered by the Compensation Committee of the Board. This committee has complete discretion, subject to the provisions of the 2002 Plan, to authorize option grants and direct stock issuances under the 2002 Plan. However, the Board may also appoint a secondary committee of one or more Board members to have separate but concurrent authority to make option grants and stock issuances under those programs to all eligible individuals other than the Company’s executive officers and non-employee Board members. The term “Plan Administrator,” as used in this proxy statement, will mean either the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the 2002 Plan. The Plan Administrator does not exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee Board members. All grants under those programs are made in strict compliance with the express provisions of each such program.
     Issuable Shares
     Since its adoption, a total of 8,325,529 shares of common stock have been reserved for issuance under the 2002 Plan (including shares transferred from the predecessor plan). As of December 15, 2005, options for 7,055,739 shares of common stock were outstanding under the 2002 Plan, 4,307 shares remained available for future option grant or direct issuance, and 5,523,274 shares have been issued under the 2002 Plan. Under this proposal 750,000 new shares are to be reserved for issuance under the 2002 Plan.
     In no event may any one participant in the 2002 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than one million shares in any calendar year. If an option expires or is terminated for any reason before all its shares are exercised, the shares not exercised will be available for subsequent option grants or stock issuances under the 2002 Plan. In addition, unvested shares issued under the 2002 Plan and subsequently repurchased by the Company at a price not greater than the original exercise price or issue price paid per share will be added back to the number of shares of common stock reserved for issuance under the 2002 Plan. Accordingly, such repurchased shares will be available for reissuance through one or more subsequent option grants or direct stock issuances under the 2002 Plan. However, shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the 2002 Plan will reduce on a share-for-share basis the number of shares of common stock available for subsequent grants.
     Should any change be made to the common stock issuable under the 2002 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, then appropriate adjustments will be made to
•	the maximum number and/or class of securities issuable under the 2002 Plan;

•	the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 2002 Plan;

•	the number and/or class of securities for which grants are to be made under the Automatic Option Grant Program to new or continuing non-employee Board members;

•	the number and/or class of securities and price per share in effect under each outstanding option; and

•	the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2002 Plan.
Such adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.
Eligibility
     Officers and employees of the Company and its parent or subsidiaries, whether now existing or subsequently established, non-employee members of the Board and consultants and independent contractors of the Company and its parent and subsidiaries will be eligible to participate in the 2002 Plan.
     As of December 15, 2005, approximately 513 employees and directors, including 10 executive officers, and 10 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. All of the non-employee Board members were also eligible to participate in the Automatic Option Grant Program and the Director Fee Option Grant Program.
Discretionary Grant Program
     Grants
     The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.
     Price and Exercisability
     Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by the Company.
     The exercise price may be paid in cash or in shares of common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.
     No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.
     Termination of Service
     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.
     Cancellation/Regrant
     In April 2003, the Board amended the 2002 Plan to remove the cancellation and regrant provision. Thus the 2002 Plan does not provide for the cancellation and regrant of outstanding options.
Stock Issuance Program
     Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or completion of a specified service period. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.
     The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon the Company’s attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.
     Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to the Company for cancellation, and the participant will not have any further stockholder rights with respect to those shares. The Company will, however, repay the participant the lower of (i) the cash amount paid for the surrendered shares or (ii) the fair market value of those shares at the time of the participant’s cessation of service.
     Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, has the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

     The Board has authorized the Company’s management to prepare an amendment to the 2002 Plan to permit shares of the Company’s common stock to be issued pursuant to the Stock Issuance Program under the 2002 Plan in consideration of Board fees to be paid by the Company or any parent or subsidiary to directors in a calendar year, subject to management’s review of legal and regulatory requirements related to such amendment.
Automatic Option Grant Program
     Grants
     Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each individual who first becomes a non-employee Board member at any time on or after the effective date receives an option grant for 20,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each annual stockholders meeting held after the effective date, each non-employee Board member who is to continue to serve as a non-employee Board member (including individuals who joined the Board prior to the effective date) is automatically granted an option to purchase 10,000 shares of common stock, provided such individual has served on the Board for at least six months. There is no limit on the number of such 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the Company’s employ are eligible to receive one or more such annual option grants over their period of Board service.
     Option Terms
     Each automatic grant has an exercise price per share equal to the fair market value per share of common stock on the grant date and has a maximum term of 10 years. The shares subject to each automatic option grant (whether the initial grant or an annual grant) fully vest and become exercisable upon the completion of one year of Board service measured from the grant date. Additionally, the shares subject to each automatic option grant immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Each option granted under the program remains exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee’s cessation of Board service.
     Each of the non-employee directors elected at the 2005 annual meeting will each receive an automatic option grant under the 2002 Plan, with the exception of Messrs. Loeb and Perry and Dr. Roberts, none of whom will have served on the Board for six months as of the date of this annual meeting. Those options will vest after completion of one year of Board service measured from this annual meeting.
Director Fee Option Grant Program
     The Director Fee Option Grant Program is implemented for each calendar year until otherwise determined by the Plan Administrator. Under the Director Fee Option Grant Program, each non-employee Board member may elect, prior to the start of each calendar year, to apply all or any portion of the annual fees otherwise payable in cash for his or her period of service on the Board for that year to the acquisition of a special discounted option grant. The option grant is a non-statutory option under the federal tax laws and is automatically made on the first trading day in January in the calendar year for which the director fee election is in effect. The option has a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option is determined by dividing the amount of the annual fees applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the annual fees applied to the acquisition of the option. The dollar amount of the fee subject to the Board member’s election each year is equal to his or her annual retainer fee, plus the number of regularly-scheduled Board meetings for that year multiplied by the per Board meeting fee in effect for such year. Under the 2002 Plan, the current annual dollar amount of the fee that can be applied is $27,500 for each non-employee director, plus $15,000 for the Audit Committee chair or $2,500 for the Compensation Committee chair.

     The option is exercisable in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of Board service in the calendar year for which the fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Each option granted under the program remains exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee’s cessation of Board service.
     The Director Fee Option Grant Program was suspended in December 2005 by the Compensation Committee for calendar year 2006 due to restrictions on the grant of discounted options under state blue sky laws. The Program may resume upon compliance with applicable laws and approval of the Compensation Committee.
     The Board has approved an amendment to the 2002 Plan to bring the Director Fee Option Grant Program into compliance with Section 409A of the Code. Such amendment will provide that the options granted pursuant to the Director Fee Option Grant Program will be automatically exercised upon the first to occur of (1) the director’s death or disability, (2) the director’s separation from service with the Company, within the meaning of Section 409A of the Code, (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, or (4) the tenth anniversary of the date of grant. All other terms of the Program will remain in effect. Such amendment will be effective on the date the Director Fee Option Grant Program is reinstated by the Compensation Committee. Non-employee Board members will elect, prior to December 31, 2005, whether to participate in the Program during 2006 in the event the Director Fee Option Grant Program is reinstated during 2006.
General Plan Provisions
     Valuation
     For all valuation purposes under the 2002 Plan, the fair market value per share of common stock on any date is deemed equal to the closing selling price per share on that date. If there is no reported selling price for such date, then the fair market value per share is the closing selling price on the last preceding date for which such quotation exists. On December 15, 2005, the closing selling price per share was $11.16.
     Vesting Acceleration
     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator also has the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation.
     The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the Board by reason of one or more contested elections for Board membership). Such accelerated vesting may occur either at the time of such change in ownership or control or upon the subsequent involuntary termination of the individual’s service within a designated period (not to exceed 18 months) following such change in ownership or control.

     The shares subject to each option under the Automatic Option Grant and Director Fee Option Grant Programs immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.
     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.
     Stock Appreciation Rights
     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Plan:
     Tandem stock appreciation rights, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.
     Limited stock appreciation rights may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants, and such rights will automatically be included as part of each grant made under the Automatic Option Grant and Director Fee Option Grant Programs. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.
     Financial Assistance
     In April 2003, the Board amended the 2002 Plan to remove the financial assistance provision. Thus the 2002 Plan does not provide for loans or financing by the Company for the exercise of options or the purchase of shares.
     Special Tax Election
     The Plan Administrator may provide one or more holders of options or unvested share issuances under the 2002 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.
Amendment and Termination
     The Board may amend or modify the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2002 Plan will terminate on the earlier of
•	March 7, 2012 or

•	the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock & Option Awards to Officers & Directors
     The table below shows, as to the Company’s Chief Executive Officer, each of the other four most highly-compensated executive officers of the Company (collectively, the “Named Executive Officers”) and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 2002 Plan between January 1, 2004 and December 15, 2005, together with the weighted average exercise price payable per share.

		Weighted
	Options Granted	Average Exercise
	(Number of	Price of Granted
Name and Principal Position	Shares)	Options ($)

David E. Robinson	250,000	11.5340
Chairman of the Board, President, Chief Executive Officer and Director-Nominee
Giambattista Aliprandi†	10,000	20.7000
Senior Vice President, Technical, Supply and International Operations
James J. L’Italien	30,000	16.2167
Senior Vice President, Regulatory & Compliance
Paul V. Maier	65,000	13.4577
Senior Vice President, Chief Financial Officer
Andres F. Negro-Vilar	65,000	13.4577
Executive Vice President, Research and Development and Chief Scientific Officer
Henry F. Blissenbach	13,516	13.8058
Director-Nominee
Alexander D. Cross, Ph.D.	11,841	15.0724
Director-Nominee
John Groom	16,446	12.1062
Director-Nominee
Irving S. Johnson	11,841	15.0724
Director-Nominee
John W. Kozarich, Ph.D.	16,446	12.1062
Director-Nominee
Daniel S. Loeb	20,000	11.3500
Director-Nominee
Carl C. Peck, M.D.	14,604	13.1623
Director-Nominee
Jeffrey R. Perry	20,000	11.3500
Director-Nominee
Brigette Roberts, M.D.	20,000	11.3500
Director-Nominee
Michael A. Rocca	10,000	17.1600
Director-Nominee
All current directors who are not executive officers (10 persons)	154,694	12.8419
All current executive officers as a group† (10 persons)	715,000	12.0130
All employees who are not executive officers (595 persons)	1,517,225	12.1456

†	Mr. Aliprandi retired from the Company in April 2005. The total of options granted to current executive officers excludes Mr. Aliprandi but includes Mr. Crouch who joined the Company in May 2005.

New Plan Benefits
     No options have been granted, and no direct stock issuances have been made under the share increase being proposed. Each of the non-employee Board members except Messrs. Loeb and Perry and Dr. Roberts will, upon his re-election to the Board at this annual meeting, receive an option grant under the 2002 Plan’s Automatic Option Grant Program for 10,000 shares of common stock, namely Messrs. Blissenbach, Groom, and Rocca and Drs. Cross, Johnson, Kozarich and Peck. Messrs. Loeb and Perry and Dr. Roberts are not eligible under the terms of the 2002 Plan to receive this annual grant as they will not have served on the board for more than six months as of the date of this annual meeting. Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.
Compensation Plans
     We have two compensation plans approved by stockholders under which our equity securities are authorized for issuance to employees or directors in exchange for goods or services: The 2002 Stock Incentive Plan (effective May 16, 2002, as amended) which is the successor plan to the 1992 Stock Option/Stock Issuance Plan; and The 2002 Employee Stock Purchase Plan (effective July 1, 2002, as amended) which is the successor plan to the 1992 Employee Stock Purchase Plan.
     The following table summarizes information about our equity compensation plans at December 31, 2004:

(c)
Number of securities
	(a)		remaining available for future
	Number of securities to be	(b)	issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved	6,714,069	$12.1127	656,532
by holders security
Equity compensation plans not approved by security holders [2]	—	—	—

Total	6,714,069	$12.1127	656,532

[1]	At December 31, 2004, 452,577 and 203,955 shares were available under the 2002 Stock Incentive Plan and the 2002 Employee Stock Purchase Plan, respectively, for future grants of stock options or sale of stock.

[2]	At December 31, 2004 and through December 15, 2005, there are no equity compensation plans (including individual equity compensation arrangements) not approved by the Company’s security holders.
Federal Income Tax Consequences
     Option Grants
     Options granted under the 2002 Plan may be either incentive stock options which satisfy the requirements of Section 422 of Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
     Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.
     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.
     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.
     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.
     The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.
     Stock Appreciation Rights
     No taxable income is recognized upon receipt of a stock appreciation right. The holder recognizes ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.
     The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.
     Direct Stock Issuance
     The tax principles applicable to direct stock issuances under the 2002 Plan are substantially the same as those summarized above for the exercise of non-statutory option grants.
     Deductibility of Executive Compensation
     The Company believes that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Grant Programs qualifies as performance-based compensation for purposes of Code Section 162(m) and does not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options remains deductible by the Company without limitation under Code Section 162(m). Option grants under the Director Fee Option Grant Program do not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options are subject to the $1 million limitation.
          Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.
          Certain awards under the 2002 Plan may be subject to the requirements of Section 409A in form and in operation. For example, stock options granted under the Director Fee Option Grant Program once such program is reinstated will be subject to Section 409A.
          If a 2002 Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
     In December 2004 the Financial Accounting Standards Board (“FASB”) issued its Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment”. The accounting standards established by that statement will require the expensing of all share-based payments to employees, including stock option grants, commencing with our first quarter that begins January 1, 2006. Accordingly, the foregoing summary of the applicable accounting treatment for stock options will change, effective with our 2006 first quarter, and the stock options that we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings ratably over the applicable vesting periods. Similar option expensing will be required for any previously granted unvested options on January 1, 2006 effective date, with the fair value of those unvested options as of their respective grant dates to be expensed against our earnings ratably over the remaining vesting periods.
Stockholder Approval
     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the annual meeting is required for approval of the amendment to the 2002 Plan. Should such stockholder approval not be obtained, then the 750,000 share increase to the share reserve will not be implemented and no options will be granted on the basis of such increase. However, in the absence of such stockholder approval, the 2002 Plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 2002 Plan in effect prior to the amendment summarized in this proposal until the available reserve of common stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 2002 Plan.
Recommendation of the Board of Directors
     The Board of Directors believes that the amendment of the 2002 Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. The Board of Directors unanimously recommends a vote FOR the amendment.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     You are being asked to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s independent registered public accounting firm.
     Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, the Company’s bylaws, or otherwise. However, the Audit Committee is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors or its Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.
     Representatives of BDO Seidman, LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of BDO Seidman, LLP.
Change of Auditors
     Deloitte & Touche LLP, certified public accountants, which had served as the Company’s principal independent auditors since October 31, 2000, resigned their engagement effective August 5, 2004. Auditor’s reports issued by Deloitte & Touche LLP on the Company’s consolidated financial statements for the Company’s fiscal year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The Company was informed by Deloitte & Touche LLP that its action was not related to any disagreements on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal year ended December 31, 2003, and the subsequent interim periods preceding the resignation of Deloitte & Touche LLP, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years. No events required to be reported under Item 304(a) (1) (v) of the SEC’s Regulation S-K occurred during the Company’s fiscal year ended December 31, 2003, or the subsequent interim periods preceding the resignation of Deloitte & Touche LLP.
     On September 27, 2004, the Company appointed BDO Seidman, LLP as its independent registered public accounting firm to replace Deloitte & Touche LLP. The aggregate fees billed by BDO Seidman, LLP for professional services rendered in 2004 are summarized in the following table:
Independent Auditor’s Fees
     On September 27, 2004, the Company appointed BDO Seidman, LLP as its independent registered public accounting firm to replace Deloitte & Touche LLP which resigned effective August 5, 2004. The aggregate fees billed by BDO Seidman, LLP for professional services rendered in 2004 are summarized in the following table:

2004
Audit fees (1)	$575,883
Audit-related fees (2)	21,027
Tax fees (3)	37,681
All other fees	—

$634,591

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, employee benefit plan audits and certain consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance.
     BDO Seidman, LLP also billed the Company approximately $1.5 million for professional services rendered in connection with the re-audits of the Company’s consolidated financial statements for the years ended December 31, 2003 and 2002.
     In considering the nature of the services provided by BDO Seidman, LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO Seidman, LLP and Company management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
     The services performed by BDO Seidman, LLP in 2004 were pre-approved in accordance with the requirements of the Audit Committee Charter attached hereto as Appendix A.
     Except as stated above, there were no other fees charged by BDO Seidman, LLP for 2004. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of BDO Seidman, LLP. None of the fees paid to BDO Seidman, LLP under the categories Audit-related fees, and Tax fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

STOCK OWNERSHIP
How much stock is held by Ligand’s directors, executive officers and largest stockholders?
     The following table shows, based on information we have, the beneficial ownership of the Company’s common stock as of December 15, 2005, by
•	all persons who are beneficial owners of 5% or more of the Company’s common stock,

•	each director and nominee for director,

•	the Named Executive Officers and

•	all current directors and executive officers as a group.
     Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 74,131,283 shares of common stock outstanding on December 15, 2005. Shares of common stock underlying options and convertible notes includes options which are currently exercisable or will become exercisable and convertible notes which are currently convertible or will become convertible within 60 days after December 15, 2005, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 10275 Science Center Drive, San Diego, CA 92121.

		Shares Beneficially
	Number of Shares	Owned via Options,
	Beneficially	Warrants or	Percent of
Beneficial Owner	Owned	Convertible Notes	Class Owned
Third Point LLC(1) 390 Park Avenue New York, NY 10022	7,375,000	—	9.95%

Dorset Management/David M. Knott(2) 485 Underhill Blvd., Ste. 205 Syosset, NY 11791-3419	7,261,662	—	9.80%

Orbimed Advisors LLC(3) 767 Third Avenue, 30th Floor New York, NY 10017	6,384,824	—	8.61%

Vanguard Horizon Funds(4) P.O. Box 2600 V26 Valley Forge, PA 19482	5,220,900	—	7.04%

Barclays Global Investors NA(5) 45 Fremont St., 17th Floor San Francisco, CA 94105	4,719,605	—	6.37%

Janus Capital Management LLC(6) 100 Fillmore Street 2nd Floor Denver, CO 80206-4923	4,418,275	—	5.96%

(Table continued on next page.)

		Shares Beneficially
	Number of Shares	Owned via Options,
	Beneficially	Warrants or	Percent of
Beneficial Owner	Owned	Convertible Notes	Class Owned
Maverick Capital Ltd. (7) 300 Crescent Court, 18th Floor Dallas, TX 75201	3,761,431	—	5.07%

Harvest Management LLC(8) 600 Madison Ave New York, NY 10022	3,960,638	1,052,938	5.27%

Glenview Capital Management(9) 399 Park Avenue, Floor 39 New York, NY 10022	3,704,800	—	5.00%

Henry F. Blissenbach	101,241	96,241	*

Alexander D. Cross	128,491	91,847	*

John Groom	121,259	105,022	*

Irving S. Johnson	111,006	88,077	*

John W. Kozarich	41,446	36,446	*

Daniel S. Loeb(1)	7,375,000	—	9.95%

Carl C. Peck	109,181	103,181	*

Jeffrey R. Perry(1)	7,375,000	—	9.95%

Brigette Roberts, M.D.(1)	7,375,000	—	9.95%

Michael A. Rocca	82,799	74,799	*

David E. Robinson	1,321,821	909,896	1.76%

Giambattista Aliprandi†	170,000	170,000	*

James J. L’Italien	100,645	100,645	*

Paul V. Maier	431,866	332,143	*

Andres F. Negro-Vilar	394,775	387,542	*

Directors and executive officers as a group† (20 persons)	10,894,362	2,887,996	14.14%

*	Less than 1%

†	Mr. Aliprandi retired from the Company in April 2005. The total ownership for current executive officers excludes Mr. Aliprandi but includes Mr. Crouch who joined the Company in May 2005.
(Footnotes continued on next page.)

(1)	Pursuant to a Schedule 13D/A filed December 2, 2005 by Third Point LLC which reported shared voting and dispositive power over 7,375,000 shares. On December 8, 2005, upon their election to the board of directors of the Company, each of Messrs. Loeb and Perry and Dr. Roberts were granted automatically an option to purchase 20,000 shares of common stock with an exercise price of $11.35 per share, the fair market value on that date. The options to purchase such shares shall become fully vested and exercisable upon Messrs. Loeb and Perry and Dr. Roberts completion of a one-year period of continued service on the Board of Directors measured from the grant date, December 8, 2005.

(2)	Pursuant to a Schedule 13G/A filed December 2, 2005 by David M. Knott which reported sole voting power over 6,273,956 shares, shared voting power over 882,074 shares, sole dispositive power over 6,780,077 shares and shared dispositive power over 481,585 shares.

(3)	Pursuant to a Schedule 13G/A filed February 14, 2005 by Orbimed Advisors LLC which reported shared voting and dispositive power over 6,384,824 shares.

(4)	Pursuant to a Schedule 13G filed February 11, 2005 by Vanguard Horizon Funds which reported sole voting power over 5,220,900 shares.

(5)	Pursuant to a Schedule 13G filed February 14, 2005 by Barclays Global Investors NA, which reported group aggregate sole voting power over 4,427,746 shares and dispositive power over 4,719,605 shares.

(6)	Pursuant to a Schedule 13G filed February 15, 2005 by Janus Capital Management LLC, which reported sole voting and dispositive power over 4,418,275 shares.

(7)	Pursuant to a Schedule 13G filed February 14, 2005 by Maverick Capital Ltd. which reported shared voting and dispositive power over 3,761,431 shares.

(8)	Pursuant to a Schedule 13G filed December 6, 2005 by Harvest Management LLC, which reported shared voting and dispositive power over 2,907,700 shares of Common Stock and 1,052,938 shares of common stock underlying convertible notes.

(9)	Pursuant to a Schedule 13G filed September 9, 2005 by Glenview Capital Management LLC, which reported share voting and dispositive power over 3,704,800 shares.

EXECUTIVE OFFICERS
     The executive officers of the Company as of December 15, 2005 were:

Name	Age	Position
David E. Robinson	57	Chairman of the Board, President, Chief Executive Officer and Director

Andres F. Negro-Vilar, M.D., Ph.D.	65	Executive Vice President, Research and Development and Chief Scientific Officer

Taylor J. Crouch	46	Senior Vice President, Technical & Supply Operations and President, International

James J. L’Italien, Ph.D.	53	Senior Vice President, Regulatory Affairs and Compliance

Paul V. Maier	58	Senior Vice President, Chief Financial Officer

William A. Pettit	56	Senior Vice President, Human Resources and Administration

Warner R. Broaddus	42	Vice President, General Counsel & Secretary

Eric S. Groves, M.D., Ph.D.	63	Vice President, Project Management

Martin D. Meglasson, Ph.D.	55	Vice President, Discovery Research

Tod G. Mertes	41	Vice President, Controller and Treasurer
     David E. Robinson is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Robinson’s business experience.
     Andres F. Negro-Vilar, M.D., Ph.D. joined the Company in September 1996 as Senior Vice President, Research, and Chief Scientific Officer, became Senior Vice President, Research and Development and Chief Scientific Officer in December 1999 and was elected Executive Vice President, Research and Development and Chief Scientific Officer in May 2003. Prior to joining the Company, Dr. Negro-Vilar was Vice President of Research and Head of the Women’s Health Research Institute for Wyeth-Ayerst Laboratories from 1993 to 1996. From 1983 to 1993, Dr. Negro-Vilar served at the National Institute of Environmental Health Sciences of the National Institutes of Health as the Director of Clinical Programs and Chief of the Laboratory of Molecular and Integrative Neurosciences. Dr. Negro-Vilar received an M.D. from the University of Buenos Aires, Argentina, a Ph.D. in physiology from the University of Sao Paulo, Brazil, and a B.S. in science from Belgrano College.
     Taylor J. Crouch joined Ligand in May 2005 as Senior Vice President, Operations and President, International and was elected an officer of the Company in July 2005. Prior to joining Ligand, he was President and Chief Operating Officer of Discovery Partners, Inc., a provider of drug discovery technologies, products and services from July 2002 to January 2005. From March 1999 to April 2002, Mr. Crouch was President and Chief Executive Officer at Variagenics, Inc., a pharmacogenomics firm. From January 1991 to March 1999, Mr. Crouch served as Senior Vice President of PAREXEL International Corporation, a contract research organization. Prior to that, he held various positions over eight years with Schering-Plough International and Pfizer. Mr. Crouch received his B.S. in chemical engineering, cum laude, from Princeton University and his M.B.A. in international finance and marketing from The University of Chicago. He is also a director of Bruker BioSciences Corp, a public life sciences company.
     James J. L’Italien, Ph.D. joined the Company in June 2002 as Senior Vice President, Regulatory Affairs and Compliance. Prior to joining Ligand, Dr. L’Italien was Vice President, Global Regulatory Affairs at Baxter BioScience, a division of Baxter Healthcare Corporation. From 1994 to 1998, he served at Amylin Pharmaceuticals, Inc. as Senior Director and then as Vice President, Pharmaceutical Development. Dr. L’Italien also has served as Director, Quality and Technical Affairs at Ortho Biotech, a Johnson & Johnson Company (1991 to 1994) and as Associate Director, Analytical Development at SmithKline Beecham (1987 to 1991). Dr. L’Italien received his Ph.D. in protein biochemistry from Boston University and a B.S. in chemistry from Merrimack College.

     Paul V. Maier joined the Company in October 1992 as Vice President, Chief Financial Officer and became Senior Vice President, Chief Financial Officer in November 1996. Prior to joining the Company, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer from October 1990 to October 1992. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc., a pharmaceutical and biotechnology research products company. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. Mr. Maier received an M.B.A. from Harvard Graduate School of Business and a B.S. from Pennsylvania State University.
     William A. Pettit joined the Company in November 1996 as Senior Vice President, Human Resources and Administration. Prior to joining the Company, Mr. Pettit was Senior Vice President, Human Resources at Pharmacia & Upjohn, Inc., a global pharmaceutical and healthcare company, where he was employed from 1986 to 1996. From 1984 to 1986, Mr. Pettit served as Corporate Director, Human Resources at Browning Ferris Industries, a waste services company. From 1975 to 1984, Mr. Pettit served in various positions at Bristol-Myers Company, now Bristol-Myers Squibb Company, including Director, Human Resources. Mr. Pettit received a B.A. in English from Amherst College.
     Warner R. Broaddus joined Ligand in November 2001 as Vice President, General Counsel & Secretary. Prior to joining Ligand, Mr. Broaddus served as General Counsel and Secretary of Invitrogen Corporation, a biotechnology reagents & equipment maker, where he was employed from October 1994 to November 2000. In that capacity he had overall responsibility for the company’s legal affairs, including intellectual property, securities and corporate governance. From 1986 to 1990, Mr. Broaddus was an analyst for Morgan Stanley & Co. and UBS Securities, Inc. (now UBS Warburg). Mr. Broaddus holds a J.D. from the University of San Diego and a B.S. from the University of Virginia.
     Eric S. Groves, M.D., Ph.D. joined Ligand in August 1999 as Vice President, Project Management. From 1994 until joining Ligand, Dr. Groves held a number of positions at Sanofi Pharmaceuticals, most recently as Vice President, Project Direction where he was responsible for the worldwide strategy of and project direction for late-stage Sanofi oncology projects. From May 1991 through October 1994, Dr. Groves had served as Senior Project Director for the research division of Sterling Winthrop Corporation, and served as acting Vice President, Discovery and Clinical Research, Immunoconjugate Division. He was Director, Clinical Research and Development at CETUS Corporation from 1989 through 1991. Dr. Groves received his B.S. degree from Massachusetts Institute of Technology and his Ph.D. in physics from the University of Pennsylvania. He earned his M.D. at the University of Miami and completed an oncology fellowship at the National Cancer Institute.
     Martin D. Meglasson, Ph.D. joined the Company in February 2004 as Vice President, Discovery Research. Prior to joining the Company, Dr. Meglasson was Director of Preclinical Pharmacology and the functional leader for research into urology, sexual dysfunction, and neurological diseases at Pharmacia, Inc. from 1998 to 2003. From 1996 to 1998, Dr. Meglasson served as Director of Endocrine and Metabolic Research and functional leader for diabetes and obesity research at Pharmacia & Upjohn. From 1988 to 1996, he was a researcher in the fields of diabetes and obesity at The Upjohn Co. and Assistant Professor, then Adjunct Associate Professor of Pharmacology at the University of Pennsylvania School of Medicine. Dr. Meglasson received his Ph.D. in pharmacology from the University of Houston.
     Tod G. Mertes, CPA joined Ligand in May 2001 as Director of Finance and was elected Vice President, Controller and Treasurer of the Company in May 2003. Prior to joining Ligand, Mr. Mertes was Chief Financial Officer at Combio Corporation and prior to Combio spent 12 years with PricewaterhouseCoopers in San Diego, California and Paris, France, most recently as an audit senior manager. Combio subsequently terminated its operations and filed a petition for bankruptcy in 2001. Mr. Mertes is a Certified Public Accountant and received a B.S. in business administration from California Polytechnic State University at San Luis Obispo.

Code of Conduct
     The Board of Directors has adopted a Code of Conduct and Ethics Policy (“Code of Conduct”) that applies to all officers, directors and employees. The Company will promptly disclose any material amendment or waiver to the Code of Conduct which affects any corporate officer. The Code of Conduct was filed with the SEC as an exhibit to our report on Form 10-K for the year ended December 31, 2003, and can be accessed via our website (http://www.ligand.com), Corporate Overview page. You may also request a free copy by writing to: Investor Relations, Ligand Pharmaceuticals Incorporated, 10275 Science Center Drive, San Diego, CA 92121.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
How are the senior executives compensated?
     The following table summarizes the compensation earned by the Named Executive Officers, i.e. the Chief Executive and the next four most highly-compensated executive officers during fiscal 2004, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002:
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards

					Securities
		Annual Compensation			Underlying
				Other Annual	Options/	All Other
Name and Principal Position	Year	Salary($) (1)	Bonus($)	Compensation ($) (2)	SARs(#)	Compensation($) (3)
David E. Robinson	2004	643,333	0	188,049	150,000	2,322
Chairman of the Board,	2003	623,333	250,000	334,966	175,000	2,322
President and CEO	2002	600,000	50,000	0	100,000	1,242

Andres F. Negro-Vilar	2004	423,800	70,000	142,987	30,000	3,564
Executive Vice President,	2003	407,500	91,750	211,352	75,000	3,564
Research and Development	2002	382,500	75,700	0	30,000	3,564
and Chief Scientific Officer

Giambattista Aliprandi(4)	2004	278,250	48,000	0	10,000	3,564
Senior Vice President,	2003	240,375	73,000	4,000	30,000	3,313
Technical, Supply and	2002	229,500	48,000	2,500	30,000	3,180
International Operations

James J. L’Italien(5)	2004	250,800	45,000	909	20,000	1,216
Senior Vice President,	2003	240,000	54,000	0	25,000	1,178
Regulatory & Compliance	2002	120,212	115,000	9,590	80,000	580

Paul V. Maier	2004	304,750	0	31,665	30,000	2,322
Senior Vice President,	2003	287,500	63,250	54,268	75,000	2,322
Chief Financial Officer	2002	273,500	54,200	0	40,000	2,322

(1)	Compensation deferred at the election of the executive, pursuant to the Ligand Pharmaceuticals 401(k) Plan and Ligand Deferred Compensation Plan are included in the year earned.

(2)	Amounts which are not otherwise described in this note represent the value of excess earnings on contributions to the Deferred Compensation Plan that were either paid or for which payment was deferred at the election of the officer. The amounts for 2003 include $4,000 of housing allowance for Mr. Aliprandi. The amounts for 2002 include the following: for Dr. L’Italien, $9,590 of relocation reimbursement; for Mr. Aliprandi, $2,500 of housing allowance.

(Footnotes continued on next page)

(3)	Amounts represent the dollar value of life insurance premiums paid by the Company on the executive’s behalf..

(4)	Mr. Aliprandi retired on April 22, 2005. Upon his retirement in April 2005, the Company entered into a one year consulting agreement with Mr. Aliprandi under which he is paid a per-day fee plus expenses. Aggregate fees may not exceed $101,000. The contract was reviewed and ratified by the Audit Committee.

(5)	Dr. L’Italien joined the Company in June 2002. Dr. L’Italien’s bonus for 2002 includes an $85,000 sign on bonus that was paid in 2003.
          During fiscal 2005 (in July and December), the Compensation Committee of the Board of Directors approved amendments to the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”) to permit all active participants in the Plan to terminate their participation in the Plan on or before December 31, 2005 pursuant to guidance under Section 409A of the Code which, in part, allows certain changes to deferral elections by participants in such plans as transition relief under the new rules.
What stock options and stock appreciation rights did the senior executives receive in the last year?
     The following table provides information on the option grants made to the Named Executive Officers, i.e. the Chief Executive Officer and the next four most highly-compensated executive officers, during the fiscal year ended December 31, 2004. For all employees (including the executive officers, but excluding the non-employee directors), options to purchase a total of 1,350,843 shares of stock were granted during the same fiscal year. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.
OPTION/SAR GRANTS IN LAST FISCAL YEAR
Individual Grants

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options/SARs			Annual Rates of
	Securities	Granted to			Stock Price
	Underlying	Employees in	Exercise or		Appreciation for
	Options/SARs Granted	Fiscal	Base Price	Expiration	Option Term
Name	(#)	Year	($/Sh)	Date	5%($)	10%($)
David E. Robinson	150,000	11.1042	14.39	7/7/14	1,357,469	3,440,093
Andres F. Negro-Vilar	30,000	2.2208	20.70	6/1/14	390,544	989,714
Giambattista Aliprandi	10,000	0.7403	20.70	6/1/14	130,181	329,905
James J. L’Italien	20,000	1.4806	20.70	6/1/14	260,362	659,809
Paul V. Maier	30,000	2.2208	20.70	6/1/14	390,544	989,714
     Each option has a maximum term of 10 years measured from such grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The shares subject to each option are only exercisable if vested and will vest 12.5% upon six months of service after grant and after that, in 42 monthly installments. The vesting of the shares subject to the options granted to Mr. Robinson will accelerate in connection with his termination of employment under certain circumstances, including a change in control of the Company. The shares subject to the options granted to the other Named Executive Officers will immediately vest in full in the event their employment were to terminate following certain changes in control of the Company. These arrangements are described below in “Employment, Severance and Change of Control Arrangements with Executive Officers.”
     The Plan Administrator may grant tandem stock appreciation rights in connection with option grants which require the holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for a distribution from the Company, payable in cash or shares of common stock, based upon the appreciated value of the option shares.
     The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option, or to deliver existing shares of common stock, in satisfaction of such tax liability.

     The Company does not provide assurance to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.
What stock options and stock appreciation rights did the senior executives exercise or hold last year?
The following table shows information concerning option exercises and holdings for the year ended December 31, 2004 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying
	Shares	Value	Unexercised Options/SARs		Value of Unexercised In-the-Money
	acquired	realized	at December 31, 2004		Options/SARs at December 31, 2004
Name	on exercise	($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
David E. Robinson	73,290	323,381	705,208	294,792	715,365	256,885
Andres Negro-Vilar	0	0	319,417	86,458	392,899	110,162
Giambattista Aliprandi	0	0	125,417	44,583	32,800	5,600
James J. L’Italien	8,000	101,130	53,250	63,750	175,339	152,971
Paul V. Maier	47,629	95,346	260,477	90,000	263,230	110,162
     Value realized on exercise is based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares. Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end, $11.64 per share, less the exercise price payable for those securities.
Employment, Severance and Change of Control Arrangements with Named Executive Officers
In May 1996, the Company entered into an employment agreement with Mr. Robinson pursuant to which he is to be employed as President and Chief Executive Officer. This agreement automatically renewed for three years on May 1, 2005, i.e. until May 1, 2008, and will automatically be renewed for successive additional three year terms unless earlier terminated by the Company or Mr. Robinson. During the remainder of the employment term, Mr. Robinson will receive a base salary per year and annual incentive bonuses based upon his performance and the Company’s attainment of designated performance goals. If Mr. Robinson’s employment is terminated without cause, or if he resigns for specified reasons, such as
•	a change in position, duties and responsibilities without consent,

•	a reduction in salary or benefits, or

•	certain events occurring upon a change in control of the Company, he will be entitled to a severance payment equal to 24 months of base salary, at the rate in effect for him at the time of such termination, and all of his outstanding options will, except under certain limited circumstances, vest and become exercisable for all the option shares on an accelerated basis in connection with his termination of employment, including a termination following a change in control of the Company.
In September 1996, the Company entered into an employment agreement with Dr. Negro-Vilar pursuant to which he is employed as Executive Vice President, Research and Chief Scientific Officer for an unspecified term. The agreement provides that Dr. Negro-Vilar is an at-will employee. In the event his employment is terminated without cause, he will be entitled to 12 months of salary continuation payments, and all of his outstanding options will immediately vest and become exercisable for all of the option shares.

In June 2002, Ligand entered into an agreement with Mr. L’Italien that provided for a one-time sign-on bonus of $85,000 that was paid in 2003. In May 2003, Ligand entered into an agreement with Mr. Aliprandi that provided for a minimum bonus for 2003 of $73,000. Upon his retirement in April 2005, the Company entered into a 1-year consulting contract with Mr. Aliprandi under which he is paid a per-day fee plus expenses. Aggregate fees under the contract may not exceed $101,000. In May 2005 in connection with his appointment, the Company entered into an agreement with Mr. Crouch whereby he receives an initial annual salary of $310,000, participates in the management bonus plan with a minimum payout of $100,000 in 2006, was awarded an option to purchase 120,000 shares at fair market value on the date of grant and received a $40,000 sign-on bonus.
In September 1992, Ligand entered into an employment agreement with Paul V. Maier pursuant to which Mr. Maier is employed as Senior Vice President and Chief Financial Officer for an unspecified term. The agreement provides that Mr. Maier is an at-will employee. If Mr. Maier’s employment is terminated by the Company without cause, he will be entitled to six months base salary.
The Company has entered into an agreement with each employee holding one or more outstanding options under the 2002 Plan, including each of the Named Executive Officers other than Mr. Robinson, pursuant to which such options will automatically vest on an accelerated basis in the event that such individual’s employment is terminated following:
• an acquisition of the Company by merger or asset sale or
• a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.
The Company has entered into severance agreements with each of the Named Executive Officers and the other executive officers other than Mr. Robinson pursuant to which such individuals will, in the event their employment is involuntarily terminated in connection with a change in control of the Company, receive a severance benefit equal to
• one times the annual rate of base salary in effect for such officer at the time of involuntary termination plus
• one times the average of bonuses paid to such officer for services rendered in the two fiscal years immediately preceding the fiscal year of involuntary termination. The severance amount will be payable in 12 monthly installments following the officer’s termination of employment.
Compensation Committee Interlocks and Insider Participation
     Relationships and Independence of the Compensation Committee Members
     During fiscal 2004, the Compensation Committee was composed of Messrs. Blissenbach and Groom and Dr. Johnson. Dr. Johnson resigned from the Compensation Committee in March 2005. No member of the Compensation Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report
     The following is the report delivered by the Compensation Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in determining the compensation of the Company’s executive officers.
     As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company’s executive officers and to administer the Company’s Stock Incentive and Employee Stock Purchase Plans under which grants may be made to the executive officers and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.
General Compensation Policy. Our fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements:
•	base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

•	annual variable performance awards payable in cash and tied to the achievement of financial performance goals established by the Company, and

•	long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.
As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.
     Factors. The principal factors which we considered in establishing the components of each executive officer’s compensation package for the 2004 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.
     Base Salary. The base salary for each officer is set on the basis of:
•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors and

•	internal comparability considerations.
     We did not rely upon any one specific compensation survey for comparative compensation purposes. Instead, we made our decisions as to the appropriate market level of base salary for each executive officer on the basis of our understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. We estimate that the salary levels of the Company’s executive officers range from the 50th percentile to the 90th percentile of the salary levels in effect for comparable positions at those other companies.
     Annual Incentive Compensation. Annual bonuses are earned by each executive officer solely on the basis of the Company’s achievement of the corporate performance targets we establish at the start of the fiscal year. For fiscal year 2004, the performance targets were based upon individual goals supporting key corporate objectives, and each executive was evaluated in relation to his contribution to the attainment of those targets. Accordingly, this element of executive compensation was earned solely on the basis of the Company’s success in achieving the corporate goals.

     Long-Term Incentive Compensation. During 2004, we approved the grant of stock options to certain executive officers under the 2002 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer’s level of responsibilities and relative position in the Company. However, we do not adhere to any specific set of guidelines and determine the size of each grant as circumstances warrant.
     Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.
     CEO Compensation. In setting the compensation payable to the Company’s Chief Executive Officer, Mr. Robinson, we have sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company’s performance and stock price appreciation. As described above under “Employment, Severance and Change of Control Arrangements with Executive Officers,” an employment agreement between the Company and Mr. Robinson sets forth the terms and conditions, including compensation, governing Mr. Robinson’s employment.
     We established Mr. Robinson’s base salary upon our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. We estimate that his base salary is at the 75th to 90th percentile of the salary levels paid to such other chief executive officers.
     The remaining components of Mr. Robinson’s 2004 fiscal year compensation, however, were entirely dependent upon financial performance and provided no dollar guarantees. No cash bonus was paid to Mr. Robinson for the 2004 fiscal year. It is our objective to have an increasing percentage of Mr. Robinson’s total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares.
     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2004 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2005 will exceed that limit. The 2002 Stock Incentive Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore not subject to the $1.0 million limitation.
     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.
     We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

HENRY F. BLISSENBACH, CHAIR
JOHN GROOM

Audit Committee Report
     The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Ligand specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
     The following is the report delivered by the Audit Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2004.
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company based on the information it receives, on discussions with management and the auditors, and on the Committee members’ experience in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm, nor can the Committee certify that such firm is “independent” under applicable rules. The Committee has the authority to engage its own outside advisors apart from counsel or advisors hired by management as it determines appropriate, including experts in particular areas of accounting.
     The Audit Committee is comprised of the following non-employee members of the Board of Directors: Michael A. Rocca, Henry F. Blissenbach and Alexander D. Cross, Ph.D. After reviewing the qualifications of all current Committee members and any relationship they may have that might affect their independence from the Company, the Board has determined that (i) all current Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Committee members are “independent” as that concept is defined under the Nasdaq National Market listing standards, (iii) all current Committee members have the ability to read and understand financial statements and (iv) Michael A. Rocca qualifies as an “audit committee financial expert.” During 2004, the Committee met 12 times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, corporate controller and independent registered public accounting firm prior to public release.
Restatement of Financial Results
     On March 17, 2005, the Company announced that in connection with the preparation of its consolidated financial statements for 2004 and the audit of those consolidated financial statements, the Audit Committee of the Board of Directors would conduct a review, with the assistance of management, of the Company’s revenue recognition policies and accounting for product sales, including its estimates of product returns under SFAS 48 — “Revenue Recognition When Right of Return Exists” (“SFAS 48”) and Staff Accounting Bulletin (“SAB”) No. 101 -”Revenue Recognition”, as amended by SAB 104 (hereinafter referred to as “SAB 104”). The review included the Company’s revenue recognition policies and practices for current and past periods as well as the Company’s internal control over financial reporting as it related to those items. The Company also reviewed the accounting and classification of its sales of royalty rights in its consolidated statements of operations. The Audit Committee retained Dorsey & Whitney LLP as independent counsel. The Audit Committee and independent counsel subsequently retained PricewaterhouseCoopers as their independent accounting consultants to assist in the review. In addition, the Company, through its counsel, Latham & Watkins LLP, retained FTI Ten Eyck to provide an independent accounting perspective in connection with the accounting issues under review.
     On May 20, 2005, the Company announced that the Audit Committee had completed its accounting review and that the Company would restate its consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002, and as of and for the first three quarters of 2004 and for the quarters of 2003. The Audit Committee and management independently reviewed the Company’s revenue recognition practices and policies for product sales for 2003 and 2002 and each of the three quarters in the period ended September 30, 2004. These reviews focused on whether the Company had properly recognized revenue on product shipments to distributors under SFAS 48 and SAB 104. Based on these reviews, the Company determined that it had not met all of the criteria under SFAS 48 and SAB 104 to recognize revenue upon shipment. As a result of this error, the

Company determined to restate its financial results and to report financial results under the sell-through revenue recognition method for the domestic product shipments of AVINZA®, ONTAK®, Targretin® capsules, and Targretin® gel. The Company also announced that it was continuing its work to review the accounting and classification of its sales of royalty rights in its consolidated statements of operations and that the Audit Committee review found no evidence of improper or fraudulent actions or practices by any member of management or that management acted in bad faith in adopting and administering the Company’s historical revenue recognition policies.
     Subsequent to the Company’s announcement that it would restate its consolidated financial statements, the Company’s previous auditors declined to be re-engaged to audit the restatement. As a result, the Audit Committee engaged BDO Seidman, LLP (“BDO”), the Company’s current independent registered public accounting firm, to re-audit the consolidated financial statements for the fiscal years ended December 31, 2003 and 2002. During the course of the re-audits other errors were identified that affect the restated consolidated financial statements.
Principal Matters Addressed in the Restatement
     On November 18, 2005, the Company filed its annual report on Form 10-K, including the restated financial results for the periods listed above. Set forth below is a summary of the significant determinations regarding the restatement and additional matters addressed in the course of the restatement.
     Revenue Recognition. The restatement corrects the recognition of revenue for transactions involving each of the Company’s products that did not satisfy all of the conditions for revenue recognition contained in SFAS 48 and SAB 104. The Company’s products impacted by this restatement are the domestic product shipments of AVINZA, ONTAK, Targretin capsules, and Targretin gel. Management determined that based upon SFAS 48 and SAB 104 it did not have the ability to make reasonable estimates of future returns because there was (i) a lack of sufficient visibility into the wholesaler and retail distribution channels; (ii) an absence of historical experience with similar products; (iii) increasing levels of inventory in the wholesale and retail distribution channels as a result of increasing demand of the Company’s new products among other factors; and (iv) a concentration of a few large distributors. As a result, the Company could not make reliable and reasonable estimates of returns which precluded it from recognizing revenue at the time of product shipment, and therefore such transactions must be restated using the sell-through method. The restatement of product revenue under the sell-through method requires the correction of other accounts whose balances are largely based upon the prior accounting policy. Such accounts include gross to net sales adjustments and cost of goods (products) sold. Gross to net sales adjustments include allowances for returns, rebates, chargebacks, discounts, and promotions, among others. Cost of product sold includes manufacturing costs and royalties.
     The restatement did not affect the revenue recognition of Panretin or the Company’s international product sales. For Panretin, our wholesalers only stock minimal amounts of product, if any. As such, wholesaler orders are considered to approximate end-customer demand for the product. For international sales, our products are sold to third-party distributors, for which we have had minimal returns. For these sales, we believe that the Company has met the SFAS 48 and SAB 104 criteria for recognizing revenue.
     Specific models were developed for: AVINZA, including a separate model for each dosage strength (a retail-stocked product for which the sell-through revenue recognition event is prescriptions as reported by a third party data provider, IMS Health Incorporated, or IMS); Targretin capsules and gel (for which revenue recognition is based on wholesaler out-movement as reported by IMS); and ONTAK (for which revenue recognition is based on wholesaler out-movement as reported to the Company by its wholesalers as the product is generally not stocked in pharmacies). Separate models were also required for each of the adjustments associated with the gross to net sales adjustments and cost of goods sold. The Company also developed separate demand reconciliations for each product to assess the reasonableness of the third party information described above which was used in the restatement and will be used on a going-forward basis.
     Under the sell-through method used in the restatement and to be used on a going-forward basis, the Company does not recognize revenue upon shipment of product to the wholesaler. For these shipments, the Company invoices the wholesaler, records deferred revenue at gross invoice sales price less estimated cash discounts and, for ONTAK, end-customer returns, and classifies the inventory held by the wholesaler as “deferred cost of goods sold” within “other current assets.” Additionally, for royalties paid to technology partners based on product shipments to wholesalers, the Company records the cost of such royalties as “deferred royalty expense” within “other current assets.” Royalties paid to technology partners are deferred as the Company has the right to offset royalties paid for product that are later returned against subsequent royalty obligations. Royalties for which the Company does not have the ability to offset (for example, at the end of the contracted royalty period) are expensed in the period the royalty obligation becomes due. The Company recognizes revenue when inventory is “sold through” (as discussed below), on a first-in first-out (FIFO) basis. Sell-through for AVINZA is considered to be at the prescription level or at the time of end user consumption for non-retail prescriptions. Thus, changes in wholesaler or retail pharmacy inventories of AVINZA do not affect the Company’s product revenues. Sell-through for ONTAK, Targretin capsules, and Targretin gel is considered to be at the time the product moves from the wholesaler to the wholesaler’s customer. Changes in wholesaler inventories for all the Company’s products, including product that the wholesaler returns to the Company for credit, do not affect product revenues but will be reflected as a change in deferred product revenue.
     The Company’s revenue recognition is subject to the inherent limitations of estimates that are based on third-party data, as certain-third party information is itself in the form of estimates. Accordingly, the Company’s sales and revenue recognition under the sell-through method reflect the Company’s estimates of actual product sold through the distribution channel. The estimates by third parties include inventory levels and customer sell-through information the Company obtains from wholesalers which currently account for a large percentage of the market demand for its products. The Company also uses third-party market research data to make estimates where time lags prevent the use of actual data. Certain third-party data and estimates are validated against the Company’s internal product movement information. To assess the reasonableness of third-party demand (i.e. sell-through) information, the Company prepares separate demand reconciliations based on inventory in the distribution channel. Differences identified through these demand reconciliations outside an acceptable range are recognized as an adjustment to the third-party reported demand in the period those differences are identified. This adjustment mechanism is designed to identify and correct for any material variances between reported and actual demand over time and other potential anomalies such as inventory shrinkage at wholesalers or retail pharmacies.
     As a result of the Company’s adoption of the sell-through method, it recorded reductions to net product sales in the amounts of $12.8 million, $8.1 million and $9.2 million for the quarters ended September 30, 2004, June 30, 2004 and March 31, 2004, respectively, and $25.5 million, $13.4 million, $12.8 million, and $7.5 million for the quarters ended December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. Additionally, for the years ended December 31, 2003 and 2002, the Company recorded a reduction to net product sales in the amounts of $59.2 million and $24.2 million, respectively. These amounts do not include other adjustments also affected by the change to the sell-through method such as cost of products sold and royalties. Revenue which has been deferred will be recognized as the product sells through in future periods as discussed above.
     Sale of Royalty Rights. In March 2002, the Company entered into an agreement with Royalty Pharma (“Royalty Pharma”) to sell a portion of its rights to future royalties from the net sales of three selective estrogen receptor modulator (SERM) products now in late stage development with two of the Company’s collaborative partners, Pfizer Inc. and American Home Products Corporation, now known as Wyeth, in addition to the right, but not the obligation, to acquire additional percentages of the SERM products’ net sales on future dates by giving the Company notice. When the Company entered into the agreement with Royalty Pharma and upon each subsequent exercise of its options to acquire additional percentages of royalty payments to the Company, the Company recognized the consideration paid to it by Royalty Pharma as revenue. Cumulative payments totaling $63.3 million were received from Royalty Pharma from 2002 through 2004 for the sale of royalty rights from the net sales of the SERM products.
     The Company determined that, while the current accounting classification is appropriate, a portion of the revenue recognized under the Royalty Pharma agreement should have been deferred since Pfizer and Wyeth each had the right to offset a portion of future royalty payments for, and to the extent of, amounts previously paid to the Company for certain developmental milestones. Approximately $0.6 million of revenue was deferred in each of 2003 and 2002 related to the offset rights by the Company’s collaborative partners, Pfizer and Wyeth. The amounts associated with the offset rights against future royalty payments will be recognized as revenue upon receipt of future royalties from the respective partners or upon determination that no such future royalties will be forthcoming. Additionally, the Company determined to defer a portion of such revenue as it relates to the value of the option rights sold to Royalty Pharma until Royalty Pharma exercised such options or upon the expiration of the options. The value of Royalty Pharma options outstanding at the end of 2002 which was recognized in 2003 was approximately $0.1 million. The value of options outstanding at the end of 2003 which was recognized in 2004 was $0.2 million. As of December 31, 2004, all of the option revenue deferred during fiscal 2002 and 2003 has been recognized. Accordingly, for the years ended December 31, 2003 and 2002, the Company has restated revenue from the sale of royalty rights under the Royalty Pharma agreement, which reduced royalty revenue by approximately $0.7 million for each of the years ended December 31, 2003 and 2002.
Additional Matters Addressed in the Restatement
     Subsequent to May 20, 2005, the Company determined that it should also restate its consolidated financial statements as they relate to the following matters:
     Buy-Out of Salk Royalty Obligation. In March 2004, the Company paid The Salk Institute $1.12 million in connection with the Company’s exercise of an option to buy out milestone payments, other payment-sharing obligations and royalty payments due on future sales of lasofoxifene, a product under development by Pfizer for which a NDA was expected to be filed in 2004. At the time of the Company’s exercise of its buyout right, the payment was accounted for as a prepaid royalty asset to be amortized on a straight-line basis over the period for which the Company had a contractual right to the lasofoxifene royalties. This payment was included in “Other assets” on the Company’s consolidated balance sheet at September 30, 2004, June 30, 2004, and March 31, 2004. Pfizer filed the NDA for lasofoxifene with the United States Food and Drug Administration in the third quarter of 2004. Because the NDA had not been filed at the time the Company exercised its buyout right, the Company determined in the course of the restatement that the payment should have been expensed. Accordingly, the Company corrected such error and recognized the Salk payment as development expense for the quarter ended March 31, 2004 and the year ended December 31, 2004.
     X-Ceptor Therapeutics, Inc. In June 1999, the Company invested $6.0 million in X-Ceptor Therapeutics, Inc. (“X- Ceptor”) through the acquisition of convertible preferred stock. Additionally, in October 1999, the Company issued warrants to X-Ceptor investors, founders and certain employees to purchase 950,000 shares of Ligand common stock with an exercise price of $10.00 per share and an expiration date of October 6, 2006. At the time of issuance, the warrants were recorded at their fair value of $4.20 per warrant or $4.0 million as deferred warrant expense within stockholders’ deficit and were amortized to operating expense through June 2002. The Company determined during the course of the restatement that the warrant issuance should have been capitalized as an asset rather than treated as a deferred expense within equity since the warrant issuance was deemed to be consideration for the right granted to the Company by X-Ceptor to acquire all of the outstanding stock of X-Ceptor (the “Purchase Right”). Accordingly, the Company recorded the Purchase Right as an other asset in the amount of $4.0 million. The effect of this change resulted in a decrease in expense for the year ended December 31, 2002 of $0.7 million. This asset was subsequently written off to “Other, net expense” in the quarter ended March 31, 2003, the period the Company determined that the Purchase Right would not be exercised.
     Pfizer Settlement Agreement and Elan Shares. In April 1996, the Company and Pfizer entered into a settlement agreement with respect to a lawsuit filed in December 1994 by the Company against Pfizer. In connection with a collaborative research agreement the Company entered into with Pfizer in 1991, Pfizer purchased shares of the Company’s common stock. Under the terms of the settlement agreement, at the option of either the Company or Pfizer, milestone and royalty payments owed to the Company can be satisfied by Pfizer by transferring to the Company shares of the Company’s common stock at an exchange ratio of $12.375 per share. At the time of the settlement, the Company accounted for the prior issuance of common stock to Pfizer as equity on its balance sheet.
     Additionally, in 1998, Elan International (Elan) agreed to exclusively license to the Company in the United States and Canada its proprietary product AVINZA. In connection with the November 2002 restructuring of the AVINZA license agreement with Elan, the Company agreed to repurchase approximately 2.2 million shares of the Company’s common stock held by an affiliate of Elan (the “Elan Shares”) for $9.00 a share. At the time of the November 2002 agreement, the shares were classified as equity on the Company’s balance sheet. The Elan Shares were repurchased and retired in February 2003.

     In conjunction with the restatement, the remaining common stock issued and outstanding to Pfizer following the settlement and the Elan Shares were reclassified as “common stock subject to conditional redemption/repurchase” (between liabilities and equity) in accordance with Emerging Issue Task Force Topic D-98, “Classification and Measurement of Redeemable Securities” (EITF D-98), which was issued in July 2001.
     EITF D-98 requires the security to be classified outside of permanent equity if there is a possibility of redemption of securities that is not solely within the control of the issuer. Since Pfizer has the option to settle with Company’s shares milestone and royalties payments owed to the Company and, as of December 31, 2002, the Company was required to repurchase the Elan shares, the Company determined that such factors indicated that the redemptions were not within the Company’s control, and accordingly, EITF D-98 was applicable to the treatment of the common stock issued to Pfizer and the Elan Shares. These adjustments totaling $34.6 million only had an effect on the balance sheet classification, not on the consolidated statements of operations. Of the total adjustments, $14.6 million related to the Pfizer shares and $20.0 million related to the Elan Shares.
     Seragen Litigation. On December 11, 2001, a lawsuit was filed in the United States District Court for the District of Massachusetts against the Company by the Trustees of Boston University and other former stakeholders of Seragen. The suit was subsequently transferred to federal district court in Delaware. The complaint alleges breach of contract, breach of the implied covenants of good faith and fair dealing and unfair and deceptive trade practices based on, among other things, allegations that the Company wrongfully withheld approximately $2.1 million in consideration due the plaintiffs under the Seragen acquisition agreement. This amount had been previously accrued for in the Company’s consolidated financial statements in 1998. The complaint seeks payment of the withheld consideration and treble damages. The Company filed a motion to dismiss the unfair and deceptive trade practices claim. The Court subsequently granted the Company’s motion to dismiss the unfair and deceptive trade practices claim (i.e. the treble damages claim), in April 2003. In November 2003, the Court granted Boston University’s motion for summary judgment, and entered judgment for Boston University. In January 2004, the district court issued an amended judgment awarding interest of approximately $0.7 million to the plaintiffs in addition to the approximately $2.1 million withheld. The Court award of interest was previously not accrued. Although the Company has appealed the judgment in this case as well as the award of interest and the calculation of damages, in view of the judgment, the Company revised its consolidated financial statements in the fourth quarter of 2003 to record a charge of $0.7 million.
     Other. In conjunction with the restatement, the Company also made other adjustments and reclassifications to its accounting for various other errors, in various years, including, but not limited to: (1) a correction to the Company’s estimate of the accrual for clinical trials; (2) corrections to estimates of other accrued liabilities; (3) royalty payments made to technology partners; (4) straight-line recognition of rent expense for contractual annual rent increases; and (5) corrections to estimates of future obligations and bonuses to employees.
     For the quarters ended September 30, 2004, June 30, 2004, and March 31, 2004, the restatement increased the net loss by $11.7 million or $0.16 per share; $7.8 million or $0.11 per share; and $8.8 million or $0.12 per share, respectively. For the quarter ended December 31, 2003, the restatement decreased net income by $24.6 million or $0.34 per share and increased net loss for the quarters ended September 30, 2003, June 30, 2003, and March 31, 2003 by $11.6 million or $0.16 per share; $12.0 million or $0.18 per share; and $10.8 million or $0.15 per share, respectively. The restatement increased the net loss in 2003 by $59.0 million or $0.83 per share to $96.5 million or $1.36 per share. The restatement increased the net loss in 2002 by $19.7 million or $0.29 per share to $52.3 million or $0.76 per share. For periods prior to 2002, the restatement was effectuated through an aggregate adjustment as of January 1, 2002 of $15.1 million to the Company’s accumulated deficit. Additionally, for periods prior to 2002, restatement of the Pfizer settlement agreement was effectuated as of January 1, 2002 through a reduction of additional paid in capital and a corresponding increase to “common stock subject to conditional redemption/repurchase” (between liabilities and equity) of $14.6 million. The restatement regarding the Elan shares had no effect on periods prior to 2002 since it was effectuated as of November 2002 through a reduction of additional paid in capital and a corresponding increase to “common stock subject to conditional redemption/repurchase” of $20.0 million.

Internal Control Over Financial Reporting
     Material weaknesses in the Company’s internal control over financial reporting as of December 31, 2004 have been identified and reported to the Committee.
     Management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 based on the framework set forth in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004 because of the material weaknesses outlined below.
     A material weakness in internal control over financial reporting is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements would not be prevented or detected on a timely basis by the Company.
     Management has identified the following material weaknesses in connection with its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004:
•	The Company did not have effective controls and procedures to ensure that revenues, including sales of its products and the practice it followed regarding the replacement of expired products, were recognized in accordance with generally accepted accounting principles. With respect to product sales, the Company did not have the ability to make reasonable estimates of returns which preclude the Company from recognizing revenue at the time of domestic product shipment of AVINZA, ONTAK, Targretin capsules, and Targretin gel. As a result, shipments made to wholesalers for these products did not meet the revenue recognition criteria of SFAS 48 — “Revenue Recognition When Right of Return Exists” and Staff Accounting Bulletin (“SAB”) No. 101 — “Revenue Recognition” as amended by SAB 104.

•	The Company’s controls and procedures intended to prevent shipping of short-dated products (i.e., products shipped within six months of expiration) to its wholesalers were not operating effectively which resulted in the shipment of ONTAK during 2004 to wholesalers within six months of product expiration. The shipment of short-dated product subsequently resulted in significant product returns/replacements.

•	The Company did not have adequate records and documentation supporting the decisions made and the accounting for past transactions. This material weakness resulted from the fact that the Company did not have sufficient controls surrounding the preparation and maintenance of adequate contemporaneous records and documentation.

•	The Company did not have adequate manpower in its accounting and finance department and has a lack of sufficient qualified accounting personnel to identify and resolve complex accounting issues in accordance with generally accepted accounting principles. This material weakness contributed to the following errors in accounting, among other things: (1) revenue recognition and related gross to net sales adjustments and cost of goods (products) sold, (2) revenues received under our agreement with Royalty Pharma, (3) warrants issued in connection with the X-Ceptor transaction, (4) the classification of the Elan Shares in connection with the Company’s purchase obligation relating to the November 2002 restructuring of the AVINZA license agreement with Elan and the shares of stock issued to Pfizer in connection with the Pfizer Settlement Agreement, (5) accrual of interest in connection with the Seragen litigation, and (6) the calculation of contractual annual rent increases.

•	The Company did not have sufficient controls over accrued liability estimates in the proper accounting periods (i.e., “accruals and cut-off”). This material weakness caused errors in accounting relating to (1) estimation of accruals for clinical trials, bonuses to employees, and other miscellaneous accrued liabilities, and (2) royalty payments made to technology partners.

•	The Company did not have adequate financial reporting and close procedures. This material weakness resulted from the fact that the Company did not have sufficient controls in place nor trained personnel to adequately prepare and review documentation and schedules necessary to support its financial reporting and period-end close procedures.
     The Company’s independent registered public accounting firm, BDO Seidman, LLP, has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee reviewed and accepted management’s assessment and BDO Seidman’s attestation report on the assessment.
Additional Audit Committee Oversight
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the requirements of the Sarbanes-Oxley Act of 2002. The Committee also discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Committee engaged the independent registered public accounting firm and approved auditor services and fees, including audit, audit related, and non-audit fees.
     Each year the Board reviews the adequacy of the committee’s written charter in light of the applicable Nasdaq and SEC rules. Following each annual meeting the Company provides a written certification of adoption of the charter and its adequacy as required by Nasdaq. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.
     The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 90 “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements, all critical accounting policies and practices used, all alternative treatments of financial information discussed with management, the ramifications of such alternative treatments and the preferred treatment of the independent registered public accounting firm, and other material written communication between the firm and management.
     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.
     Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm and the Board concurred in such recommendation.
AUDIT COMMITTEE
MICHAEL A. ROCCA, CHAIR
HENRY F. BLISSENBACH
ALEXANDER D. CROSS, PH.D.

Performance Graph
The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends, although dividends have not been declared on the common stock, and is based on the returns of the component companies weighted monthly according to their market capitalizations. The graph compares total stockholder returns of the Company’s common stock, of all companies traded on the NASDAQ Stock market, as represented by the NASDAQ Composite® Index, and of the NASDAQ Pharmaceutical Stocks, as prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago. The NASDAQ Pharmaceutical Stocks tracks approximately 250 domestic pharmaceutical stocks within SIC Code 283.
At December 31, 2004, Ligand’s common stock was traded on the NASDAQ National Market. On September 7, 2005, the Company was delisted from the NASDAQ National Market and is now quoted on the Pink Sheets.
The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Ligand	100.00%	108.74%	139.03%	41.71%	114.10%	90.41%
NASDAQ Composite	100.00%	60.71%	47.93%	32.82%	49.23%	53.46%
NASDAQ Pharmaceutical Stocks	100.00%	124.73%	106.31%	68.69%	100.69%	107.25%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In 1996, the Board adopted a shareholders rights plan (the “Rights Plan”) which provides for a dividend distribution of one preferred share purchase right (a “Right”) on each outstanding share of our common stock. Each Right entitles stockholders to buy 1/1000th of a share of Ligand Series A Participating Preferred Stock at an exercise price of $100, subject to adjustment. In September 2002, the Board amended the Rights Plan, reducing from 20% to 10% the “trigger” percentage of outstanding shares which, if acquired, would permit the rights to be exercised. Generally, the Rights become exercisable following the tenth day after a person or group announces acquisition of 10% or more of the common stock, or announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 10% or more of the common stock. In connection with our September 1998 agreements with Elan, we amended the Rights Plan to provide that the Rights would not become exercisable by reason of Elan’s (i) beneficial ownership on or before November 9, 2005 of up to 25% of the Common Stock or (ii) beneficial ownership after November 9, 2005 of a percentage of our common stock equal to its beneficial ownership on that date, to the extent such ownership exceeds 10%. These provisions related to Elan’s ownership were removed by an amendment to the Rights Plan in March 2004, following Elan’s divestiture in 2003 of all of its Ligand stock. In December 2005, the Board approved an amendment to the Rights Plan providing that shares of the Company’s common stock acquired by Third Point LLC, its affiliates or associates (“Third Point”) solely as a result of service as members of the Company’s Board of Directors, including without limitation, the option for each designee to purchase 20,000 shares of common stock which was automatically granted on the date of such designee’s initial election, would not operate to trigger the distribution of rights under the Rights Plan.
     Certain holders of the common stock, and the common stock issuable upon exercise of warrants and other convertible securities, are entitled to registration rights with respect to such stock.
     We have entered into employment agreements with each of Messrs. Robinson, Maier and Negro-Vilar and a severance and retention bonus agreement with Mr. Mertes. We have separate severance agreements with each of the Named Executive Officers and the other executive officers, except Mr. Robinson. Please see “Employment, Severance and Change of Control Arrangements with Executive Officers” above for more details regarding these agreements.
     In December 2005 the Company entered into an agreement with Mr. Mertes that provides for certain severance and retention or stay bonus payments under specified circumstances. If Mr. Mertes’ employment is involuntarily terminated as defined in the agreement, prior to December 31, 2006, Mr. Mertes is entitled to receive a payment equal to 12 months’ regular salary. If Mr. Mertes remains employed and available for work through December 31, 2006, he is entitled to receive a stay bonus of four months’ salary. Mr. Mertes may receive all or part of the stay bonus if he is involuntarily terminated in connection with a change of control on or before December 31, 2006.
     In October 2002 the Company engaged RNV Associates, Inc. a corporation controlled by Rosa Negro-Vilar, the spouse of Dr. Negro-Vilar, for clinical development consulting services. The contract was renewed for one year in October 2003 and again in October 2004 and was terminated in January 2005. During 2004, Rosa Negro-Vilar received aggregate payments of $154,001. The contract and renewals were reviewed and approved by the Audit Committee.
     Upon his retirement in April 2005, the Company entered into a one-year consulting contract with Mr. Aliprandi under which he is paid a per-day fee plus expenses. Aggregate fees under the contract may not exceed $101,000. The contract was reviewed and ratified by the Audit Committee.
     Pursuant to a Stockholders Agreement dated December 2, 2005 among the Company and Third Point, the Company agreed to reimburse Third Point LLC, which is controlled by director Daniel S. Loeb and employs directors Brigette Roberts, M.D. and Jeffrey R. Perry, up to $475,000 of its actual out-of-pocket costs incurred prior to the date of the Agreement directly related to certain matters listed in the agreement and connected to a proxy contest previously announced by Third Point LLC, subject to certain conditions described in the agreement.
     Our bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

\

The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.
     In addition, the Company’s certificate of incorporation provides that to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by the Audit Committee or a majority of the independent and disinterested members of the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January through December 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.
DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING
     Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for the 2006 annual meeting of stockholders is a reasonable period of time, as the Company’s 2005 annual meeting changed by more than 30 days from the date of the 2004 annual meeting, and is expected to again change by more than 30 days in connection with the upcoming 2006 annual meeting. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the bylaws of the Company, which requires notice to be delivered or mailed and received at the Company’s executive offices on or before the close of business on the twentieth calendar day following the earlier of the date on which (i) notice of the date of the annual meeting was mailed to stockholders or (ii) public disclosure of the date of the meeting was made to stockholders.
     In addition, the proxy solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such 2006 annual meeting.

ANNUAL REPORT ON FORM 10-K
     A copy of the Annual Report of the Company on Form 10-K for the 2004 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.
SOLICITATION OF PROXIES
     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. To assist in the solicitation process, the Company has retained MacKenzie Partners Inc. The fee for such services will be approximately $12,500 plus reasonable expenses incurred to distribute solicitation materials. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
OTHER BUSINESS
     As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Warner R. Broaddus
Warner R. Broaddus
Vice President, General Counsel & Secretary
December 22, 2005
“Ligand”, the Ligand logo, Avinza, ONTAK, Panretin and Targretin are registered trademarks of the Company. Any other trademarks in this proxy statement are the property of their respective owners.

APPENDIX A
AUDIT COMMITTEE CHARTER
LIGAND PHARMACEUTICALS INCORPORATED
May 13, 2004
I. THE ROLE OF THE AUDIT COMMITTEE
The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) in fulfilling its oversight responsibilities by:
1. reviewing the financial information to be provided to the Company’s stockholders and others;
2. overseeing the Company’s audit and compliance processes and financial reporting functions;
3. monitoring and ensuring the adequacy of the Company’s internal audit function, and systems of internal accounting and financial controls, including the Company’s disclosure controls and procedures;
4. appointing, engaging and monitoring the performance of the Company’s independent, outside auditors (the “Independent Auditors”) and the evaluation of the Independent Auditors’ qualifications and independence; and
5. monitoring the Company’s compliance with existing ethics and information security policies and securities, legal and regulatory requirements.
In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Independent Auditors, the internal auditors and management of the Company and to assure the resolution of any disagreements between management and the Independent Auditors regarding financial reporting.
The Committee’s mandate is one of oversight and its role in no way relieves the Company’s management of its responsibility for preparing the Company’s financial statements such that they accurately and fairly present the Company’s financial condition, nor does it relieve the Independent Auditors of their responsibility for auditing those financial statements and for reviewing the Company’s unaudited interim financial statements.
The Committee has the authority to call on and/or engage such resources and advisers as are necessary to fulfill its responsibilities, including but not limited to independent counsel, Independent Auditors, management and consultants. In particular, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and it is authorized to retain, at the expense of the Company, independent legal, accounting, or such other advisers as it may deem necessary or advisable to carry out its duties.
The Independent Auditors’ ultimate responsibility is to the Board and the Committee, as representatives of the stockholders. The Committee shall review the performance of the Independent Auditors and make reports and recommendations to the Board which are appropriate in its judgment, provided, however, that at least one such report shall be made annually in connection with the Company’s year-end reporting.
The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated under Article IV, “Duties of the Audit Committee.”
II. AUDIT COMMITTEE COMPOSITION
The Committee shall be comprised of at least three members of the Board, and each member of the Committee shall meet the independence and experience requirements of Nasdaq, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and be able to read and understand fundamental financial statements, including a

Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall be a “financial expert” as defined by the SEC. The Board shall appoint and remove the members of the Committee and its Chairman.
III. FREQUENCY OF MEETINGS
The Committee’s regular meetings ordinarily coincide with the regular meetings of the Board, but the Committee shall set the time and place of its regular meetings as it deems appropriate. The Committee may hold special meetings as needed to fulfill its duties. Special meetings may be called by any member of the Committee, by the Board or by the Chairman of the Board. The business of the Committee may be conducted at such regular or special meetings, or by unanimous written consent. The Committee shall meet periodically with management, the internal auditor, and the Independent Auditors in separate executive sessions at least once a year. Reasonable notice of the time and place of all meetings shall be given to the Committee members in writing by fax, email, regular mail or courier effective upon receipt, but in no event less than 48 hours prior to the meeting. Notice may be waived at the relevant meeting, or at any time in writing. Meetings may be held in person or by telephonic or video conference.
IV. DUTIES OF THE AUDIT COMMITTEE
The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee:
1. The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board for approval.
2. The Committee shall review with management and the Independent Auditors the financial information to be included in the Company’s Annual Report on SEC Form 10-K, including management’s discussion and analysis, and (i) the Independent Auditors’ judgment about the quality, not just the acceptability, of the accounting principles used in the preparation of the financial statements, (ii) any changes in the accounting policies or principles applied by the Company, (iii) all critical accounting policies and practices used and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by the Independent Auditors, (iv) the reasonableness of significant judgments, (v) the clarity of the disclosures in the financial statements and (vi) any material correcting adjustments and any material unadjusted differences that have been identified by the Independent Auditors. The Independent Auditors shall timely report to the Committee the matters described in clause (iii) above and other material written communications between the Independent Auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.
3. The Committee shall also review the adequacy and effectiveness of the Company’s internal controls, and any special steps taken in light of material control deficiencies, with management, the internal auditor and the Independent Auditors. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90. The Committee may discuss with the Independent Auditors issues on which it consulted their national office and matters of audit quality and consistency. Based on its overall review and discussions, the Committee shall make a determination whether to recommend to the Board that the audited financial statements should be included in the Company’s Annual Report to Stockholders.
4. The Committee shall review and discuss with management and the Independent Auditors the quarterly financial information to be included in the Company’s quarterly reports on Form 10-Q, including the disclosures under management’s discussion and analysis. In connection therewith, the Independent Auditors shall report to the Committee on all critical accounting policies and practices used and all alternative treatments of financial information within generally accepted accounting principles, the ramifications of using such alternative treatments, and the treatment preferred by the Independent Auditors. The Independent Auditors shall also discuss any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall review the Company’s earnings releases and the types of financial information and earnings guidance periodically presented to analysts and rating agencies to the extent required by law or listing standards. The Committee shall also discuss the results of the Independent Auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement of Auditing Standards No. 71.
5. The Committee shall annually review the experience and qualifications of senior management personnel involved in the Company’s internal audit activity. In the event the Company does not have an internal audit department, and elects to have a third party internal audit contractor, the Committee shall also be responsible for the engagement, evaluation and termination of any such third party internal audit contractor, and it shall approve all fees to be paid to contractor.
6. The Committee shall review with the Company’s Chief Executive Officer and Chief Financial Officer, and other Company officers as necessary, the Company’s disclosure controls and procedures and shall review periodically, but not less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any deficiencies in, or material non-compliance with, such controls and procedures.
7. The Committee shall be solely and directly responsible for the appointment of the Independent Auditors and, where appropriate, for their termination and replacement (subject to stockholder ratification). The Committee shall pre-approve all audit services and permitted non-audit services to be performed for the Company by its Independent Auditors. The Committee shall also be directly responsible for the oversight of the work performed by the Independent Auditors, and for resolution of any disagreements between management and the Independent Auditors regarding financial reporting. The Independent Auditors shall report directly to the Committee.
The Committee has the sole and direct responsibility and authority necessary to determine and approve the amount of funding that the Company will provide for payment of (i) compensation or fees to the Independent Advisors for their services or to any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee as it determines necessary to carry out its duties, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee may delegate authority to one or more members of the Committee to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting. The Independent Auditors shall not be engaged to perform any non-audit services prohibited by law, listing standards or SEC regulations.
8. On not less than an annual basis, the Committee shall obtain and review a formal written statement of independence from the Independent Auditors which describes all relationships between the Independent Auditors and the Company relevant to applicable independence standards, including Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the Independent Auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditor, and take or recommend to the full Board to take such action as it may deem necessary to satisfy itself that the Independent Auditors are independent.
9. The Committee shall evaluate the performance of the Independent Auditors annually. In doing so, the Committee shall consult with management and shall obtain and review a report from the Independent Auditors describing: (i) all relationships between the Independent Auditors and the Company, (ii) the internal quality control procedures of the Independent Auditors, and (iii) any material issues raised by the most recent internal quality control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more independent audits conducted by the Independent Auditors, and any steps taken to deal with such issues.
10. The Committee shall discuss with the internal auditor and the Independent Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor and the Independent Auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s accounting, financial, and disclosure controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Committee shall review with management and the Independent Auditors any management annual internal control report, and the attestation of such report by the Independent Auditors. Management and the internal auditor shall report promptly to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.
11. Following completion of the annual audit, the Committee shall review with each of (a) the Independent Auditors, (b) the Chief Financial Officer, (c) the Corporate Controller and (d) appropriate member(s) of the internal accounting department, and management any significant issues encountered during the course of the audit, the Company’s internal processes and controls and compliance therewith; and any management letter provided by the auditors and the Company’s response to that letter. Such review with the Independent Auditors shall include a description of the difficulties encountered, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the Independent Auditors and adjustments that were proposed but “passed,” regardless of materiality.
12. The Committee shall review periodically with management, the internal auditor and the Independent Auditors the effect of new or proposed regulatory and accounting initiatives, as well as off-balance sheet structures and any financial measures that exclude amounts normally included (or include amounts normally excluded) in comparable calculations made according to generally accepted accounting principles, on the Company’s financial statements and other public disclosures.
13. The Committee shall produce the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.
14. The Committee shall approve guidelines for the Company’s hiring of former employees of the Independent Auditors, which shall meet the requirements of applicable law and listing standards.
15. The Committee has the responsibility and authority and shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
16. The Committee shall review and approve (a) all of the Company’s transactions in which any of the following have a direct or indirect material interest: (i) directors, nominees for director or executive officers, (ii) any member of the immediate family of any such persons and (iii) any person or entity known to hold of record or beneficially more than five percent (5%) of any class of the Company’s securities, and (b) any other related party transactions involving the Company or any of its subsidiaries.
17. The Committee shall periodically review with management and the Independent Auditors any correspondence with, or action by, regulators or government agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s business ethics and information security policies. The Committee shall also meet periodically with the General Counsel and other appropriate legal staff of the Company to review any legal matter that could have a significant impact on the Company’s financial statements.
18. The Committee shall be responsible for evaluating its performance no less frequently than annually, and presenting the results of its assessment to the Board.
19. The Committee may delegate any of its responsibilities to one or more members of the Committee.
20. The Committee shall also carry out such other duties as may be delegated to it by the Board from time to time.

V. REPORTS
The Committee together with the Secretary shall maintain a record of any actions taken by it. The Committee shall periodically report to the Board on its actions and findings. The Committee shall be responsible for the preparation of any reports required by law or requested by the Board.

*	Supersedes Previous Charter Dated May 20, 2003.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ITEM 1 — Election of Directors	Nominees:			FOR	AGAINST	ABSTAIN
FOR all nominees listed at right (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed at right ☐	01 Henry F. Blissenbach, 02 Alexander D. Cross,
03 John Groom, 04 Irving S. Johnson,
05 John W. Kozarich, 06 Daniel S. Loeb, 07 Carl C. Peck,
08 Jeffrey R. Perry, 09 Brigette Roberts,
10 David E. Robinson, 11 Michael A. Rocca

WITHHELD FOR: (Write that nominee’s name in the space provided below):

		ITEM 2 — ITEM 3 —	Amendment of 2002 Stock Incentive Plan Appointment of Independent registered accounting firm	☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

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Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/lgnd
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the
internet at www.ligand.com on the Investor Relations page

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LIGAND PHARMACEUTICALS INCORPORATED
The undersigned hereby appoints David E. Robinson and Warner R. Broaddus, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 9:00 a.m. local time at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California, 92037 on Tuesday, January 31, 2006, or at any postponements of adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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